                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       ALABAMA NATIONAL BANCORPORATION
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):


/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.


/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/X/  Fee paid previously with preliminary materials.


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                 [Alabama National Bancorporation Letterhead]



                                May 16, 1996





To the Stockholders of Alabama National BanCorporation:

You are invited to attend the 1996 Annual Meeting of Stockholders of Alabama National BanCorporation, which will be held at the principal office of the Company, 1927 First Avenue North, Birmingham, Alabama, on Thursday, June 6, 1996 at 10:00 a.m., CDT. Formal notice of the Annual Meeting, a Proxy Statement, and a form of proxy accompany this letter.

Also enclosed is the Company's 1995 Annual Report to Stockholders.

At the Annual Meeting, stockholders will consider for approval amendments to the Certificate of Incorporation of the Company to eliminate various anti-takeover provisions, elect directors for the forthcoming year and consider for approval the Company's Performance Share Plan and Deferred Compensation Plan for Directors Who Are Not Employees of the Company. The Performance Share Plan provides for incentive compensation to key employees of the Company and the Deferred Compensation Plan allows eligible directors of the Company to voluntarily elect to defer certain compensation. Please carefully consider the enclosed Proxy Statement and execute and return your proxy so that the Company may be assured of the presence of a quorum at the Annual Meeting. A postage prepaid envelope is enclosed for your convenience in replying. The prompt return of your proxy will be of great assistance in reducing the expense of subsequent mailings. If you attend the Annual Meeting, and so elect, you may withdraw your proxy and vote in person.

                                        Sincerely,



                                        /s/ John H. Holcomb, III
                                        ------------------------
                                        John H. Holcomb, III
                                        Chairman of the Board and
                                        Chief Executive Officer

                        ALABAMA NATIONAL BANCORPORATION
                            1927 FIRST AVENUE NORTH
                           BIRMINGHAM, ALABAMA  35203

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 6, 1996

TO OUR STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Alabama National BanCorporation ("ANB") will be held at 10:00 a.m., local time, on Thursday, June 6, 1996, at National Bank of Commerce of Birmingham, 1927 First Avenue North, Birmingham, Alabama 35203, for the following purposes:

         1. To consider and vote upon proposed amendments to the Certificate of Incorporation of ANB that will eliminate the classification of the Board of Directors so that all directors will serve until the next annual meeting of the stockholders and that will eliminate the requirement for a super majority vote to remove a director and approve certain amendments to ANB's Certificate of Incorporation and ByLaws; and

         2. If the proposed Amendment to the Certificate of Incorporation is approved by the stockholders, to elect 13 directors to serve on the ANB Board of Directors until the next annual meeting and their successors are duly elected and qualified; if not so approved, then to elect two (2) directors of ANB to serve for one (1) year terms, two (2) directors of ANB to serve for two (2) year terms, and five (5) directors of ANB to serve for three (3) year terms, or in each case until their successors are duly elected and qualified; and

         3. To consider and act upon a proposal to approve the adoption of the Alabama National BanCorporation Performance Share Plan; and

         4. To consider and act upon a proposal to approve the adoption of the Alabama National BanCorporation Deferred Compensation Plan For Directors Who Are Not Employees Of The Company; and

         5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.


         The Board of Directors has set April 25, 1996 as the record date for the Annual Meeting. Only stockholders of record of ANB's common stock at the close of business on the record date will be entitled to notice of, and to vote at, the Annual Meeting.


         The Annual Meeting may be adjourned from time to time without notice other than announcement at the meeting or adjournments thereof, and any business for which notice is hereby given may be transacted at any such adjournment.

         Details concerning those matters to come before the Annual Meeting are provided in the accompanying Proxy Statement. A copy of ANB's Annual Report to Stockholders for the year ended December 31, 1995 is enclosed. We hope you will find it informative.

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE SELF-ADDRESSED, STAMPED ENVELOPE PROVIDED. RETURNING YOUR PROXY CARD DOES NOT DEPRIVE YOU OF YOUR RIGHT TO ATTEND THE ANNUAL MEETING AND TO VOTE YOUR SHARES IN PERSON.

                                        By order of the Board of Directors,



                                        /s/ Kimberly Moore
                                        ------------------
                                        Kimberly Moore
                                        Secretary
                                        May 16, 1996

                        ALABAMA NATIONAL BANCORPORATION
                            1927 FIRST AVENUE NORTH
                           BIRMINGHAM, ALABAMA  35203

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 6, 1996


SOLICITATION OF PROXIES


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Alabama National BanCorporation, a Delaware bank holding corporation ("ANB"), to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., local time, on Thursday, June 6, 1996, at National Bank of Commerce of Birmingham, 1927 First Avenue North, Birmingham, Alabama 35203, or at any adjournment or postponement thereof. The proxy statement and proxy card are first being mailed to the stockholders of ANB on or about May 16, 1996.


         ANB will bear the cost of the solicitation of proxies. ANB will request brokers or nominees to forward this Proxy Statement to their customers and principals and will reimburse them for expenses so incurred. If deemed necessary, ANB may also use its officers and regular employees, without additional compensation, to solicit proxies personally or by telephone.


         The Board of Directors has set April 25, 1996, as the record date for the Annual Meeting. Only stockholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the record date, there were 6,200,418 shares of the common stock of ANB, par value $1.00 per share ("ANB Common Stock"), outstanding with each stockholder entitled to one vote in person or by proxy for each share of ANB Common Stock on all matters properly to come before the Annual Meeting.


VOTE REQUIRED

         At the Annual Meeting, the stockholders will first be asked to approve a proposed amendment to ANB's Certificate of Incorporation that will eliminate its classified Board of Directors so that all directors' terms will expire at the annual meeting of stockholders next following their election and that will eliminate the requirement for a two-thirds majority vote to remove a director and to approve certain amendments to ANB's Certificate of Incorporation and ByLaws. If the proposed amendment is so approved, the stockholders will elect thirteen (13) directors to serve on ANB's Board of Directors until the next annual meeting of the Stockholders and until their successors are elected and qualified. If the proposed amendment is not adopted, the stockholders will elect two (2) directors to serve until the 1997 annual meeting, two (2) directors to serve until the 1998 annual meeting, and five (5) directors to serve until the 1999 annual meeting as required by the Certificate of Incorporation of ANB as currently in effect. The stockholders will also be asked to consider and approve a proposed Performance Share Plan for ANB employees and a Deferred Compensation Plan for directors who are not employees of ANB.

         The Certificate of Incorporation of ANB currently requires the affirmative vote of the holders of 67% of the outstanding shares of ANB Common Stock to approve any amendment to the Certificate of Incorporation that will eliminate the classification of the Board of Directors into three classes of directors serving terms of three years; to approve any action that will remove a director prior to the expiration of his term; and to approve any amendment to the Certificate of Incorporation that will eliminate such "super-majority" voting requirements. ANB's ByLaws provide that a majority of the stockholders entitled to vote and represented either in person or by proxy at a meeting of the stockholders constitutes a quorum. The approval of the ANB Stock Performance Plan and the ANB Deferred Compensation Plan for Directors Who Are Not Employees of the Company requires the affirmative vote of at least a majority of the stockholders present in person or by proxy at a meeting at which a quorum is present. Directors are elected by a plurality of the votes cast by the stockholders present in person or by proxy at a meeting at which a quorum is present.

         A stockholder may abstain with respect to certain proposals submitted for stockholder approval. Abstentions will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Since the election of directors is determined by the votes cast at the meeting, abstentions counted as "present" for purposes of the presence or absence of a quorum will have no effect on the outcome of the voting of the stockholders at the Annual Meeting with respect to the election of directors. In the case of the approval of the proposed amendment to the ANB Certificate of Incorporation, the approval of the ANB Stock Performance Plan and the approval of the ANB Deferred Compensation Plan for Directors Who Are Not Employees of the Company, abstentions may be used to obtain the necessary quorum but will be considered as "no" votes with respect to each such respective matter since the approval of the proposed amendment to the ANB Certificate of Incorporation requires the affirmative vote of a specified super-majority of the outstanding shares and the approval of the ANB Stock Performance Plan and the ANB Deferred Compensation Plan for Directors Who Are Not Employees of the Company each require the affirmative vote of the shares present at the meeting.

         Please sign, date and return the Proxy in the enclosed envelope so the Common Stock you own will be voted in accordance with your wishes. If you desire to revoke your Proxy, you may do so either by attending the Annual Meeting in person or by delivering written notice of revocation so that it is received by ANB or its transfer agent, AmSouth Bank, on or before June 5, 1996. The address for AmSouth Bank is 700 AmSouth/Harbert Plaza, 1901 Sixth Avenue North, Birmingham, Alabama 35203, Attention: Corporate Trust Division.

CHANGE IN CONTROL

         On December 29, 1995 (the "Effective Date"), ANB consummated its merger (the "Merger") with National Commerce Corporation ("NCC") and Commerce Bankshares, Inc. ("CBS"), which were two related bank and thrift holding companies that had as their subsidiaries National Bank of Commerce of Birmingham, a national banking association ("NBC") and Talladega Federal Savings and Loan Association, a federal savings and loan association ("TFSLA"). As a result of the Merger, the former stockholders of NCC and CBS became stockholders of ANB, and NBC and TFSLA became wholly owned subsidiaries of ANB. TFSLA was simultaneously merged into ANB's wholly owned subsidiary, Citizens Bank of Talladega, an Alabama bank, pursuant to a separate merger agreement.

         The Merger was effected in accordance with that certain Agreement and Plan of Merger dated June 1, 1995, as amended September 18, 1995 (the "Merger Agreement") which provided for, among other things, (i) the payment of $10,711,000 in redemption of all of the issued and outstanding preferred stock of NCC; (ii) the conversion of each of the 7,000 outstanding shares of NCC common stock into the right to receive 348.14 shares of ANB Common Stock, for a total of 2,436,964 shares of ANB Common Stock; (iii) the conversion of each of the 95,126 outstanding shares of CBS common stock (which included all outstanding shares other than those held by NCC) into the right to receive
7.0435 shares of ANB Common Stock for a total of 670,017 shares of ANB Common Stock; and (iv) the substitution of options to acquire 225,392 shares of ANB Common Stock for options to acquire 32,000 shares of CBS Common Stock that were previously outstanding. In accordance with the terms of the Merger Agreement and subject to the consummation of the Merger, ANB made a successful tender offer for the purchase from its stockholders of 360,400 shares of ANB Common Stock at a cash price equal to $13.79 per share (the "ANB Cash Election").
Upon consummation of the transactions contemplated by the Merger Agreement, the former stockholders of NCC and CBS owned approximately 50.1% of the shares of ANB Common Stock, thereby shifting control of ANB from the then ANB stockholders to the former stockholders of NCC and CBS. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

         After the Merger was effected, a group of former stockholders of NCC and CBS filed a Schedule 13G indicating that they should be considered a group for purposes of acquiring, holding, voting and disposing of the shares of ANB Common Stock issued to them in the Merger. The members of the group include James R. McWane, individually and in his capacity as trustee for the trusts created for his adult children, C. Phillip McWane and Anna McWane; G. Ruffner Page, Jr., individually and in his capacity as trustee for trusts created for the benefit of Mr. McWane's adult children, Anna

McWane and J. R. McWane, Jr.; C. Phillip McWane, individually; Betty T. McMahon and her husband, John J. McMahon, Jr.; John H. Holcomb, III; and Victor E. Nichol, Jr. According to the Schedule 13G filed with ANB, this group of former stockholders of NCC and CBS beneficially owns 2,867,460 shares or 46.2% of the outstanding shares of ANB Common Stock. The persons who were officers and directors of ANB prior to the Merger tendered a total of 271,302 shares of ANB Common Stock pursuant to the ANB Cash Election. The tender of such shares, when combined with the shares of ANB Common Stock issued in the Merger, resulted in a reduction of their collective beneficial ownership of approximately 24.7% of the then outstanding ANB Common Stock to approximately 9.4% of the outstanding shares of ANB Common Stock after the Merger. See "PRINCIPAL STOCKHOLDERS" and "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

         ANB's Certificate of Incorporation was amended in the Merger to increase the size of the Board of Directors to fifteen directors. After the Merger, the Board of Directors elected to increase the size of the Board from seven to fifteen members in order to allow NCC to appoint eight of the fifteen directors. Each of such eight directors have been nominated for election by the Stockholders at the Annual Meeting, namely Messrs. Hackney, Holcomb, Johns, McWane, Nabers, Nichol, Page, and Starnes. See "ELECTION OF DIRECTORS - NOMINATION FOR ELECTION."



                               PROPOSAL TO AMEND
                          CERTIFICATE OF INCORPORATION
                                     OF ANB


REASONS FOR AMENDMENT

         The ANB Certificate of Incorporation contains a number of provisions which may be deemed to be anti-takeover provisions. Certain of these provisions are designed to prevent a change of control of the Board of Directors of ANB by less than a substantial majority of the stockholders and to limit the ability of the stockholders to amend the Certificate of Incorporation and ByLaws. These provisions include a classified Board of Directors, super-majority voting requirements for the removal of a director by the stockholders, and a super-majority voting requirement for the amendment of certain provisions of the Certificate of Incorporation and ByLaws by the stockholders.

         As a result of the Merger, the former stockholders of NCC and CBS now control ANB, and certain of those stockholders having the beneficial ownership of more than 46% of the outstanding ANB Common Stock have filed a Schedule 13G indicating they should be considered a group for purposes of acquiring, holding, voting and disposing of ANB Common Stock. Further, the Merger Agreement amended the ANB Certificate of Incorporation to allow for an increase in the number of directors so that representatives of former stockholders of NCC and CBS could control the Board of Directors of ANB after the Merger by filling the vacancies created on the Board. The proposed amendments to the Certificate of Incorporation are intended to make the Board of Directors more responsive to the stockholders by requiring all directors to be elected by the stockholders at each annual meeting and by allowing a majority of the stockholders to remove a director and amend the Certificate of Incorporation and ByLaws in all respects.

THE PROPOSED AMENDMENTS

         The following information will describe generally each of the amendments to the ANB Certificate of Incorporation that the Board of Directors has proposed to be adopted by the stockholders (the "Proposed Amendments").

         Elimination of Classified Board of Directors

         The ANB Certificate of Incorporation currently divides the ANB Board into three classes of Directors serving staggered three-year terms. As a result, approximately one-third of the ANB Board of Directors is elected at each annual meeting of stockholders. The classification of directors, together with the provisions described below that limit the ability of stockholders to remove a director, has the effect of making it more difficult for the stockholders to change the composition of the Board of Directors. As a result of such classification, at least two annual meetings of stockholders may be required for the stockholders to change a majority of the directors, whether or not a change in the ANB Board of Directors would be beneficial to ANB and its stockholders and whether or not a majority of ANB's stockholders believe that such change would be desirable.

         The Proposed Amendments will eliminate the classified Board of Directors. As a result of such amendment, the directors of ANB will be elected in accordance with the General Corporation Law of Delaware (the "Delaware Law"). The Proposed Amendments do not provide for cumulative voting.

         Under the Delaware Law, a corporation is required to have an annual meeting of stockholders for the election of directors at a date or time or in a manner provided in the ByLaws. A majority of the shares of stock entitled to vote, in person or by proxy, constitute a quorum for the annual meeting, and directors are elected by a plurality of the votes of shares present in person or represented by proxy at the meeting and entitled to vote on the directors.
A director is elected until his successor is elected and qualified or until his earlier resignation or removal.

         If the Proposed Amendments are adopted each director elected at the annual meeting will serve until the next annual meeting of the stockholders of ANB. The ByLaws of ANB currently provide that the annual meeting will be held on the first Friday of June in each year or such other time and place as may be designated by the Board of Directors and stated in the notice of the meeting. The Delaware Law further provides that if the annual meeting is not held on the date designated therefor, the Board of Directors will cause the meeting to be held as soon as practicable, and if not held within 30 days after its designated date, a stockholder or director may petition the Delaware Court of Chancery to order the annual meeting to be held.

         Elimination of Super-Majority Vote to Remove a Director

         The ANB Certificate of Incorporation currently requires the affirmative vote of 67% of the total voting power of all outstanding securities in order to remove a director. Further, the Delaware Law provides that a director can only be removed for cause if the corporation has a classified Board of Directors and does not specifically provide for removal without cause in the Certificate of Incorporation. The ANB Certificate of Incorporation does not specifically provide for the removal of a director without cause.

         The Proposed Amendments will eliminate the classified Board of Directors and will eliminate the requirement that a director may only be removed with the affirmative vote of 67% of the voting power of ANB's voting stock.

         If the Proposed Amendments are adopted, the removal of a director will be made in accordance with the Delaware Law. In the absence of a classified Board of Directors and cumulative voting, the Delaware Law permits the holders of a majority of shares then entitled to vote at an election of directors to remove any director or the entire Board of Directors with or without cause.

         Elimination of Super-Majority Vote to Amend Certain Provisions of the Certificate of Incorporation and ByLaws

         The ANB Certificate of Incorporation currently provides that the affirmative vote of the holders of more than 67% of the outstanding voting securities is required to amend provisions of its Certificate of Incorporation relating to the classification of the Board of Directors, the vote required for the removal of directors, and the vote required for amendment of the ANB ByLaws by stockholders (described below) as well as provisions relating to the limitation of action by the stockholders by written consent. The ANB Certificate of Incorporation also provides that the ANB ByLaws may be amended by the ANB Board of Directors or by the affirmative vote of the holders of 67% of the outstanding voting stock of ANB.

         If the Proposed Amendments are adopted, all amendments to the ANB Certificate of Incorporation will require approval of the stockholders in accordance with the requirements of the Delaware Law. Generally, the Delaware Law requires the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon, and if there are classes of stock, the affirmative vote of a majority of each class of stock entitled to vote thereon, in order to approve an amendment to the Certificate of Incorporation.

         The Proposed Amendments also eliminate the super-majority vote for the amendment of the ByLaws by the stockholders. Under the Delaware Law, the ByLaws may be amended only by the stockholders unless the Certificate of Incorporation also confers on the Board of Directors the power to amend the ByLaws. The Proposed Amendments retain the authority of the Board of Directors to amend the ByLaws, but provide that the ByLaws may also be amended by the affirmative vote of the holders of a majority of the voting stock of ANB.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         At its meeting on April 25, 1996, the Board of Directors unanimously approved the Proposed Amendments to the ANB Certificate of Incorporation and directed that the Proposed Amendments be submitted to the stockholders for approval. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE PROPOSED AMENDMENTS TO THE CERTIFICATE OF INCORPORATION.

                             ELECTION OF DIRECTORS
GENERAL

         If the Proposed Amendments to ANB's Certificate of Incorporation are adopted, the Board of Directors of ANB has nominated thirteen persons for election as directors to serve until the next annual meeting of stockholders and their successors are elected and qualified. The persons nominated will fill vacancies created upon the expiration of the terms of ten directors and upon the agreement of four directors to end their respective terms at the 1996 Annual Meeting if the proposed amendment is adopted. The Board of Directors has elected not to nominate persons to fill the vacancies created upon the resignation of James A. Taylor as a director and upon the expiration of the term of Carl A. Bailey who has voluntarily requested not to be nominated due to personal reasons.

         In the event the proposed amendment is not adopted, ANB's Certificate of Incorporation currently requires that the Board of Directors be divided into three classes as nearly equal in size as possible serving staggered terms of three years each. As the terms of ten directors will expire at the 1996 Annual Meeting (including Mr. Bailey), the Board of Directors has designated nine nominees, and the class in which each will be elected, if the proposed amendment is not adopted.

         The persons named in the enclosed Proxy Card have advised that, unless a contrary direction is indicated on the enclosed Proxy Card, they intend to vote the shares appointing them as proxies in favor of the nominees named herein. If any of the nominees should be unable to serve, and the Board of Directors does not anticipate this will occur, the proxies will be voted for a substitute selected by the Board of Directors, or the Board of Directors may decide not to elect an additional person as a director. Vacancies that occur on ANB's Board of Directors may be filled by the remaining directors until the next annual meeting of stockholders. The Board of Directors has no current intention to fill the two vacancies on the Board of Directors prior to the next annual meeting.

NOMINATION FOR ELECTION

         Below is a description of each of the persons who the Board of Directors has nominated for election as directors of ANB at the 1996 Annual Meeting to serve for terms to expire as indicated. The stock ownership with respect to each nominee for election as a director is set forth in the table under "Principal Stockholders."

         JAMES R. ANDREWS, M.D., 53, has served as a director of ANB since 1989. Dr. Andrews is an orthopedic surgeon specializing in sports-related injuries. Dr. Andrews serves on the Board of Directors of Omega
Pharmaceutical.

         T. MORRIS HACKNEY, 64, has served as director of ANB since the Effective Date of the Merger. Mr. Hackney is currently Chairman, President, Chief Executive Officer and a director of Citation Corporation, where he has served since 1975.

         JOHN H. HOLCOMB, III, 44, served as President, Chief Operating Officer and a director of ANB since the Effective Date of the Merger. Effective April 30, 1996, Mr. Holcomb became Chairman of the Board and Chief Executive Officer of ANB upon the resignation of James A. Taylor. Mr. Holcomb served as President and Chief Executive Officer of NBC since July 1990, and as President and Chief Executive Officer, and director of CBS since its incorporation in April 1995.


         JOHN D. JOHNS, 44, has served as a director of ANB since the Effective Date of the Merger. Mr. Johns is currently the Executive Vice President and Chief Financial Officer of Protective Life Corporation and has served in such capacity since 1993. From 1988 until 1993, Mr. Johns was Vice President and General Counsel of Sonat, Inc.

         C. PHILLIP MCWANE, 38, has served as a director of ANB since the Effective Date of the Merger. Mr. McWane has served as the President of McWane, Inc. since December of 1995 and Executive Vice President of McWane, Inc. since 1991.

         DRAYTON NABERS, JR., 55, has served as a director of ANB since the Effective Date of the Merger. Mr. Nabers has served as Chairman, President and Chief Executive Officer of Protective Life Corporation since 1994, as President and Chief Executive Officer of Protective Life Corporation from 1993 to 1994, and as President and Chief Operating Officer of Protective Life Corporation from 1991 to 1993. Mr. Nabers also serves as a director of Energen.

         VICTOR E. NICHOL, JR., 49, served as Executive Vice President and a director of ANB since the Effective Date of the Merger. Effective April 30, 1996, Mr. Nichol became President and Chief Operating Officer of ANB to fill the vacancy created upon the promotion of Mr. Holcomb. Mr. Nichol is currently the Executive Vice President and Chief Financial Officer of NBC and has served in such position since 1994. From 1992 to 1993, Mr. Nichol was President and Chief Executive Officer of Secor Bank. Prior to 1992, Mr. Nichol served as Senior Executive Vice President and head of Corporate Banking at AmSouth Bank, N.A.


         G. RUFFNER PAGE, JR., 37, has served as a director of ANB since the Effective Date of the Merger. Mr. Page is currently a Vice President of McWane, Inc. and has served in such position since 1994. Mr. Page served as an Executive Vice President and Senior Loan Officer at NBC from 1990 to 1993. Mr. Page serves as a director of Protective Investment Company.

         W. STANCIL STARNES, 47, has served as a director of ANB since the Effective Date of the Merger. Mr. Starnes is currently the senior partner in the law firm of Starnes & Atchison. Mr. Starnes earned a doctor of jurisprudence from the Cumberland School of Law in 1972.


         WILLIAM V. MUSE, PH.D., 57, whose term otherwise expires in 1997, has served on the Board of Directors of ANB since March 23, 1994. Dr. Muse has served as the President of Auburn University since 1992. He served as the President of the University of Akron from 1984 until 1992.


         FRANK W. WHITEHEAD, C.P.A., 63, whose term otherwise expires in 1997, has served as Executive Vice President, Chief Financial Officer and a director of ANB since December 1991. Since April 7, 1994, Mr. Whitehead has also served as Treasurer of ANB. Prior to joining ANB, Mr. Whitehead was a partner in the public accounting firm of Dudley, Hopton- Jones, Sims & Freeman, Certified Public Accountants, for 28 years.

         JAMES MAILON KENT, JR., 55, whose term otherwise expires in 1998, has served as a director of ANB since 1988 and served as Vice Chairman of the Board of Directors until April 7, 1994. Mr. Kent is the owner of Mailon Kent Insurance Agency in Birmingham.

         RONALD W. ORSO, M.D., 49, whose term otherwise expires in 1998, has served as a director of ANB since 1988. Dr. Orso practices in the field of obstetrics and gynecology in Birmingham, Alabama, and is the Chairman of the Department of Obstetrics and Gynecology at Baptist Medical Center.

         If the proposed amendments to ANB's Certificate of Incorporation are approved by the stockholders, each of the above named persons has been nominated for election as a director until the next annual meeting. If the proposed amendment to ANB's Certificate of Incorporation of ANB is not approved by the stockholders, Dr. Andrews and Mr. Starnes have been nominated to serve until the 1997 annual meeting; Messrs. Nabers and Hackney have been nominated to serve until the 1998 annual meeting; and Messrs. Holcomb, Johns, McWane, Nichol and Page have been nominated to serve until the 1999 annual meeting. In such event, Messrs. Muse, Whitehead, Kent and Orso will continue to serve on the Board of Directors for their respective terms.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE DIRECTORS RECOMMENDED BY THE NOMINATING COMMITTEE AND NOMINATED BY THE BOARD OF DIRECTORS.


COMMITTEES OF THE BOARD OF DIRECTORS

         The ByLaws of ANB provide for four standing committees of the Board of
Directors: the Executive Committee; the Nominating Committee; the Audit Committee and the Compensation Committee. The Executive Committee has the authority to exercise the full power of the Board of Directors, except that the Executive Committee may not approve any merger, consolidation or sale of substantially all of the assets of ANB, approve any amendment to ANB's Certificate of Incorporation or ByLaws, appoint any members of any committee of the Board of Directors or declare any dividend or distribution.


         The Nominating Committee meets annually to nominate persons for election as directors of ANB at the Annual Meeting of the Stockholders. The nominating committee met once on December 29, 1995 to recommend nominees for the eight vacancies created on the Board of Directors as a result of the Merger and for the election of such nominees at the 1996 Annual Meeting of the Stockholders. No formal procedures whereby individual stockholders can submit recommendations of persons to be considered for nomination as a director of the Company have been instituted. However, the committee would consider any such recommendations made to it in writing on a timely basis.


         The Audit Committee recommends to the Board of Directors the appointment of independent auditors to audit the books, records and accounts of ANB and each subsidiary bank (the "Banks"); discusses with the independent auditors the plan and scope of their examination of the books and records of ANB and the Banks and reviews the results thereof prior to publication; reviews all recommendations made by the independent auditors regarding accounting methods used and the system of internal controls utilized by ANB and advises the Board of Directors with respect thereto. The Audit Committee met once in 1995.

         The Compensation Committee is authorized to recommend to the Board of Directors from time-to-time the compensation to be paid to all officers, directors and committee members ("Executive Compensation") of ANB. The Executive Compensation may include, but is not limited to, salary, bonus, stock options, stock appreciation rights, restricted stock awards, other annual compensation and any mixture thereof as the Compensation Committee deems appropriate in light of the performance of ANB. The Compensation Committee met three times in 1995.


         During 1995, Messrs. Taylor, Kent and Bailey served on the Executive Committee; Messrs. Kent, Taylor and Whitehead served on the Nominating Committee; Drs. Andrews. Muse and Orso served on the Audit Committee (with Messrs. Taylor and Whitehead serving as ex officio members); and Mr. Bailey and Drs. Andrews and Orso served on the Compensation Committee (with Mr. Whitehead serving as an ex officio member). Other than Drs. Andrews and Muse, none of the incumbent directors attended less than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board of Directors on which he served. None of the eight directors appointed as a result of the Merger have been appointed to a committee with the exception of Mr. Johns who was appointed to the Compensation Committee on February 22, 1996.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires ANB's officers and directors, and persons who beneficially own more than 10% of ANB's Common Stock ("Section 16 Insiders"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Section 16 Insiders are required by the SEC regulations to furnish ANB with copies of all SEC forms required under Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a) Forms"). Based solely on a review of the Section 16(a) Forms as furnished to ANB, ANB believes that for the period from January 1, 1995 through December 31, 1995, all Section 16 Insiders filed their Section 16(a) Forms in a timely manner, except that Dr. Andrews was one month late filing a Report on Form 4 with respect to his purchase of ANB Common Stock in July 1995 and Dr. Orso was one month late in filing a Report on Form 4 with respect to his sale of ANB Common Stock in July 1995.

REMUNERATION OF MANAGEMENT

         Summary of Compensation

         The following table sets forth a summary of the compensation paid or accrued during each of the last three fiscal years with regard to (i) ANB's Chief Executive Officer and (ii) each other executive officer who will serve ANB after the Merger whose salary and bonus was more than $100,000 per year (collectively the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE


                                        Annual Compensation                Long-Term Compensation
                                        -------------------                ----------------------

                                                                              Awards           Payouts
                                                                              ------           -------
                                                                                  Securities
                                                            Other                   Under-
                                                           Annual    Restricted     Lying                    All
          Name and                                          Comp-      Stock       Options/     LTIP        Other
          Principal                Salary       Bonus      sation     Award(s)       SARs      Payouts   Compensation
          Position        Year      ($)          ($)         ($)        ($)          (#)         ($)         ($)
          --------        ----      ---          ---         ---        ---          ---         ---         ---
     James A. Taylor,     1995    $287,500   $172,500     $79,615(2)    ---         34,167       ---     $126,929(3)
     Chairman and         1994     406,830     79,761      68,728(2)    ---         68,333       ---      112,838(3)
     CEO(1)               1993     386,400     40,500      61,704(2)    ---          ---         ---      100,224(3)

     John H. Holcomb,     1995     160,000    200,000                   ---          ---         ---     $  8,197(6)
     III, President       1994     160,000    125,000                 $71,310(5)     ---         ---        8,941(6)
     and COO              1993     160,000    140,000                   ---         35,218       ---       10,863(6)

     Victor E. Nichol,    1995     145,000    175,000                   ---          ---         ---     $  4,514(6)
     Jr.,                 1994     145,000     75,000                  71,310(5)    21,131       ---        ---
     Executive Vice       1993       ---         ---                    ---          ---         ---        ---
     President

     Frank W.             1995     128,750     19,296      55,106(4)    ---          6,833       ---        ---
     Whitehead,           1994     123,947     18,000      34,883(4)    ---         27,333       ---        ---
     C.P.A.,              1993     123,747     10,000         ---       ---          ---         ---        ---
     Treasurer,
     Executive Vice
     President and
     CFO(1)




(1) In November 1994, Mr. Taylor entered into an employment agreement with ANB pursuant to which he agreed to serve as Chairman of the Board and CEO of ANB and Chairman of each of the ANB Banks (the "Taylor Agreement"). The Taylor Agreement provides that Mr. Taylor will receive a base salary of $250,000 per year (which may be increased upon periodic review) and an annual bonus determined by the ANB Board upon the advice of its Compensation Committee of up to 60% of his base salary. The ANB Board, upon the recommendation of its Compensation Committee, increased Mr. Taylor's base salary to $300,000 in March of 1995. The Taylor Agreement also provided for Mr. Taylor to receive an initial grant of an option to acquire 68,333 shares of ANB Common Stock and an annual option to purchase 34,167 additional shares of ANB Common Stock (one-third of which vests each year for the three years subsequent to the annual grant), an automobile, life and health insurance, civil and social clubs and participation in insurance, pension, incentive, retirement, and other benefit plans made available to ANB's executive officers. The term of the Taylor Agreement is three (3) years renewing daily until either party fixes the remaining term at three
         (3) years by giving notice to the other. ANB can terminate the Taylor Agreement upon his becoming disabled or for cause, and Mr. Taylor can terminate his employment after a change in control of ANB if his salary or benefits are reduced, his responsibilities, title or position are adversely changed, or a petition of bankruptcy of ANB is filed and not dismissed within 60 days ("Good Reason"). If Mr. Taylor's employment is terminated by ANB in breach of the Taylor Agreement or if Mr. Taylor terminates the Taylor Agreement for Good Reason, ANB must pay Mr. Taylor one-twelfth of the sum of his most recent base salary and bonus for each of 36 consecutive 30 day periods following the termination. ANB must also continue Mr. Taylor's life and health insurance until he reaches age 65, and Mr. Taylor's outstanding options to purchase ANB Common Stock will vest and become immediately exercisable. In the Taylor Agreement, ANB also granted Mr. Taylor, with respect to his shares of ANB Common Stock, piggyback registration rights and a demand registration right upon termination of his employment. Mr. Taylor and ANB have agreed to terminate the Taylor Agreement effective April 30, 1996. See "REMUNERATION OF MANAGEMENT - Stock Options Granted" and "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

                 Mr. Whitehead entered into an employment agreement with ANB effective March 1, 1995, which provides for his employment as Chief Financial Officer, Executive Vice President and Treasurer until March 1, 1998 (the "Whitehead Agreement"). Mr. Whitehead's salary is $128,750 with the right to receive a bonus of up to 15% of his base salary. The Whitehead Agreement also provides Mr. Whitehead the right to participate in ANB's stock option plan and retirement plan. If Mr. Whitehead is terminated other than for cause, he will be entitled to payment of the full three year term of the Whitehead Agreement regardless of the remaining term. See "REMUNERATION OF MANAGEMENT - Stock Options Granted."

(2) Includes payments by ANB for life insurance premiums on policies owned by Mr. Taylor in the amount of $35,921 in 1995, $35,679 in 1994, and $35,645 in 1993. Also includes director and other fees of $34,500 in 1995 and $16,100 in 1994.

(3) Mr. Taylor is a party to agreements with each of Alabama Exchange Bank and First National Bank of Ashland and two agreements with Bank of Dadeville providing for the payment of deferred compensation to Mr. Taylor or his designated beneficiary or estate for a period of fifteen
         (15) years following the earliest of termination of his employment with the relevant bank, death or reaching a specified retirement age in the amounts of $30,000, $35,000, $35,000 and $25,000 per year, respectively. These banks are accruing the present value of the benefits under the deferred compensation agreements over a twelve (12) year period ending in 1997.

(4) Includes director and other fees in 1995 of $41,700 and in 1994 of $18,900.

(5) Restricted stock award under the CBS Plan valued at $50,310, plus a one-time bonus of $21,000 to cover tax obligations associated with the issuance of such restricted stock. At March 1, 1995, the shares subject to such award had a market value of $91,455. These shares are subject to restrictions on transfer until August 31, 1999. These restrictions also provide that no dividends will be paid on such stock.

(6) Amounts contributed and accrued for benefit of individuals under NBC Pension Plan. See "Defined Benefit Plan" within this caption.

         Stock Options Granted

         Pursuant to the ANB 1994 Stock Option Plan (the "ANB Stock Option Plan"), ANB may issue incentive and non- qualified options to purchase ANB Common Stock and grant restricted stock awards from the shares of ANB Common Stock, up to the aggregate maximum of 410,000 shares. The ANB Stock Option Plan is administered by the Stock Option Committee, comprised of Mr. Bailey and Drs. Andrews and Orso, and officers and employees of ANB and its subsidiaries are eligible for participation in the plan. The purchase price under any incentive options under the ANB Stock Option Plan, which are intended to qualify for favorable tax treatment under Section 422 of the Code, cannot be less than the fair market value of the shares of ANB Common Stock on the date of grant. Options are exercisable upon such terms as may be determined by the Stock Option Committee, but in any event, options intended to qualify as incentive options are exercisable no later than ten years after the date of grant. ANB cannot grant nonqualified options to purchase ANB Common Stock with an exercise price of less than eighty-five percent (85%) of the fair market value of the ANB Common Stock on the date of the grant. The directors of ANB are entitled to a fixed number of options under the ANB Stock Option Plan to be awarded annually. Each director is entitled to an automatic grant of non-qualified stock options to purchase 1,367 shares at the market price on the date of grant with one-third of such options becoming exercisable on a cumulative basis after the expiration of each of the three consecutive six month periods after the date of grant.

         On November 18, 1995, Mr. Taylor was granted an incentive stock option to purchase 11,091 shares of ANB Common Stock and a non-qualified stock option to purchase 23,076 shares of ANB Common Stock pursuant to his employment agreement. On November 18, 1995, and pursuant to an understanding between Mr. Whitehead and ANB, Mr. Whitehead was granted an incentive stock option to purchase 6,833 shares of ANB Common Stock. All of the non-qualified stock options were exercisable immediately upon grant. The incentive stock options granted to Messrs. Taylor and Whitehead become exercisable on May 18, 1996. Nonetheless, in connection with the Merger, all of the ANB directors, including Messrs. Taylor and Whitehead, agreed not to exercise any of their presently exercisable options prior to May 1, 1996. The ANB Board of Directors, upon recommendation of the Compensation Committee, terminated the ANB Stock Option Plan at its meeting on April 25, 1996. See "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION."

         On the Effective Date of the Merger, ANB assumed the CBS Long-Term Incentive Compensation Plan (the "CBS Plan"). Prior to the Merger, officers and key employees of CBS' wholly-owned subsidiary, NBC, had been awarded options to purchase up to 32,000 shares of CBS Common Stock at a price of $40.00 per share. In accordance with the Merger Agreement, each option to purchase CBS Common Stock was converted into an option to purchase ANB Common Stock based on the ANB/CBS exchange ratio provided for in the Merger, or options to purchase up to 225,395 shares of ANB Common Stock at a price of $5.679 per share. Such options become exercisable on and after August 31, 1998, and terminate after August 31, 2003 (the "Option Period"). The options reflected in the table for Messrs. Holcomb and Nichol reflect the ANB stock options that were substituted for options previously granted to them under the CBS Plan. The ANB Board of Directors, upon recommendation of the Compensation Committee, terminated the CBS Plan at its meeting on April 25, 1996. See "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION."

         The following table shows the grants of stock options to the Named Executive Officers pursuant to the Alabama National BanCorporation 1994 Stock Option Plan and the CBS Plan.

                                                INDIVIDUAL GRANTS IN LAST FISCAL YEAR
                                   ------------------------------------------------------------

                                                  % OF TOTAL
                                                    OPTIONS
                                     NUMBER       GRANTED TO                                      GRANT DATE
                                     OPTIONS     EMPLOYEES IN     EXERCISE PRICE    EXPIRATION      PRESENT
               NAME                  GRANTED      FISCAL YEAR        PER SHARE         DATE        VALUE(4)
               ----                  -------      -----------        ---------         ----        --------
  James A. Taylor(1)  . . . . .      34,167           71               13.00        11/18/2005     $204,319

  John H. Holcomb, III(2) . . .      35,217           16               5.679         8/31/2003      115,160

  Victor E. Nichol, Jr.(3)  . .      21,131           10               5.679         8/31/2003       68,098


  Frank W. Whitehead, C.P.A.(1)       6,833           14               13.00        11/18/2005       40,861


(1) Granted on November 18, 1995 under the ANB Stock Option Plan. Percentage of total options granted to employees relates to options granted to employees of ANB and its subsidiary banks under this plan.

(2) Relates to options to acquire 5,000 shares of CBS Common Stock granted under the CBS Plan which were assumed by ANB upon completion of the Merger. The number of options granted reflects the number of shares of ANB Common Stock into which the CBS stock options were converted by reason of the Merger. Percentage of total options granted to employees relates to options granted to NBC employees under the CBS Plan.

(3) Relates to options to acquire 3,000 shares of CBS Common Stock granted under the CBS Plan which were assumed by ANB upon completion of the Merger. The number of options granted reflects the number of shares of ANB Common Stock into which the CBS stock options were converted by reason of the Merger. Percentage of total options granted to employees relates to options granted to NBC employees under the CBS Plan.

(4) Based on the Black-Scholes Option Pricing Model adopted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes Model. The assumptions used in calculating the Black- Scholes value of the options were expected volatility of 35.0%, risk-free return of 5.76% and a dividend yield of 1.54%.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                                                                                               Value of
                                                                     Number of Shares         Unexercised
                                                                        Underlying           in-the-Money
                                                                    Unexercised                 Options
                           Number Shares                             Options at Fiscal    at Fiscal Year-End
                            Acquired on              Value       Year-End Exercisable/       Exercisable/
         Name                Exercise              Realized            Unexercisable         Unexercisable
         ----                --------              --------            -------------         -------------
 James A. Taylor                -0-                   -0-                102,500/0            $256,249/0

 John H. Holcomb,               -0-                   -0-                 0/35,217            0/$275,432
 III

 Victor E. Nichol               -0-                   -0-                 0/21,131            0/$165,266

 Frank W. Whitehead             -0-                   -0-                 34,166/0             $99,082/0

         Defined Benefit Plan

                                              PENSION PLAN TABLE
                                              ------------------
             AVERAGE ANNUAL                                        YEARS OF SERVICE
              REMUNERATION                                         ----------------
              ------------
                                               15             20            25           30            35
                                               --             --            --           --            --
 125,500 . . . . . . . . . . . . . . .      $24,473        $32,630        $40,788      $48,945      $57,103

 150,000*  . . . . . . . . . . . . . .      $29,250        $39,000        $48,750      $58,500      $68,250


*Annual compensation for purposes of the NBC Pension Plan is capped at $150,000.

         As a result of the Merger, NBC became a wholly-owned subsidiary of ANB. NBC has maintained the NBC Pension Plan for the benefit of its employees since January 1, 1982. The NBC Pension Plan pays its participants a monthly retirement income equal to 1.3% of any such participants "Average Monthly Earnings" multiplied by the number of years of continuous service to NBC of such participant. Average Monthly Earnings equals the participants annual compensation converted to a monthly amount and then averaged over the sixty
(60) months immediately preceding the participants "Normal Retirement Date" which, if employed before January 1, 1989, is the participants sixty-fifth
(65th) birthday or, if employed after January 1, 1989, is the later of the participant's sixty-fifth (65th) birthday or the first day of the month either on or next birthday following the completion of five years of continuous service. Annual Compensation means the participant's total compensation during a plan year that is reflected on such participants W-2 Form excluding (even if includable in gross income) reimbursements or other expense allowances, fringe benefits (cash nor noncash), moving expenses, deferred compensation, and welfare benefits, but including salary reduction contributions (not includable in gross income) to certain plans or arrangements that may be maintained by NBC. However, regardless of a participants actual annual compensation, each participants annual compensation for purposes of such plan is capped at $150,000 per plan year beginning on or after January 1, 1994.

         The Summary Compensation Table reflects under the caption "All Other Compensation" the amounts accrued for the benefit of Messrs. Holcomb and Nichol under the NBC Pension Plan. Messrs. Holcomb and Nichol are the only Named Executive Officers who participate in the NBC Pension Plan, and their current annual compensation and years of service attributable to each of them is as follows:

                                                   Current Annual Compensation       Credited Years of Service
                                                   ---------------------------       -------------------------
                   John H. Holcomb, III                     $150,000 cap                      16

                   Victor E. Nichol, Jr.                    $150,000 cap                       3*

*Five year vesting requirement to participate in the NBC Pension Plan. At the end of 1996, Mr. Nichol will have 3 years credited toward his vesting requirement.


         Director Compensation

         Directors of ANB receive directors' fees of $6,000 per annum and $1,000 for each Board of Directors meeting they attend and are reimbursed for all reasonable out of pocket expenses incurred in the performance of their duties as a director. Prior to 1996, ANB directors were also entitled to an annual grant of 1,367 stock options under the ANB Stock Option Plan. See "PROPOSAL TO APPROVE DIRECTORS' DEFERRED COMPENSATION PLAN."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


         The Compensation Committee, which establishes the compensation of the executive officers of ANB, is comprised of Drs. Andrews and Orso and Messrs. Bailey and Johns (since February 22, 1996). Mr. Whitehead, who is a named executive officer of ANB, serves as an ex officio member of this committee.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         On October 27, 1994, the Compensation Committee, pursuant to the advice of the managing underwriters for ANB's initial public offering, recommended reducing Mr. Taylor's annual base salary from $448,000 to $250,000 (which may be increased upon periodic review) and put a cap on Mr. Taylor's bonuses of up to 60% of his annual base salary. Mr. Whitehead may receive bonuses in an amount up to 15% of his salary. On March 28, 1995, the Compensation Committee recommended to the Board of Directors that Mr. Taylor's annual base salary be increased from $250,000 to $300,000. The Compensation Committee did not make any determination based upon independent or objective performance based factors in increasing Mr. Taylor's salary.

         On December 12, 1995, the Compensation Committee adopted a bonus plan which provides that each executive officer of ANB or its subsidiaries will be paid 100% of their contractually provided bonus if ANB achieves 100% of its projected earnings. The bonus would decrease on a 10% sliding scale for each 4% deficit in the actual earnings for operations as compared to the projected earnings from operations. For example, if earnings were between 92% and 96% of projections, then the executive officers would only be paid 80% of their bonuses. If the actual earnings of ANB are less than 80% of projections, then no bonuses will be paid. Mr. Whitehead is the only participant in this plan as the Whitehead Agreement requires that Mr. Whitehead be paid a bonus based upon a percentage of his salary.

         Messrs. Holcomb and Nichol were compensated by NBC in 1995. Accordingly, the Compensation Committee of ANB did not establish their compensation package in 1995. However, on April 25, 1996, the Compensation Committee recommended that the ANB Stock Option Plan and the CBS Plan be terminated and that three compensation plans be adopted. The Compensation Committee recommended the adoption of two new compensation plans for officers and key employees of ANB and its subsidiaries, the ANB Annual Incentive Plan and the ANB Performance Share Plan, and one new compensation plan for ANB's independent directors, the ANB Deferred Compensation Plan For Directors Who Are Not Employees Of The Company. The named executive officers of ANB will receive three primary types of compensation in 1996: (i) salary; (ii) Annual Incentive Plan bonuses, and (iii) long-term incentive Performance Share Plan awards. A significant portion of the total compensation to be paid to ANB's newly elected Chairman and Chief Executive Officer, Mr. Holcomb, will be incentive compensation.

ANNUAL INCENTIVE PLAN

         On April 25, 1996, the Board of Directors adopted the ANB Annual Incentive Plan ("AIP"). The AIP was established for the purpose of rewarding, retaining, and providing incentive for outstanding performance for those employees who contribute most to the operating progress of ANB. The Compensation Committee sets the total amount of bonuses for each year and reviews the methodology used to determine individual bonuses. Employees are selected and individual bonuses are allotted to them by ANB's executive officers with the approval of the Chief Executive Officer. The Compensation Committee specifically reviews and approves each annual bonus paid to the executive officers, including the Chief Executive Officer. Currently, there are no employees in the AIP, but each of the executive officers of ANB (other than Mr. Whitehead) will be included in the AIP for 1996.

         Each participating employee is assigned a target bonus percentage expressed as a percentage of each employee's salary. Bonus payments, when made, may range from 33% to 200% of the target. An individual's AIP bonus is based upon ANB's performance and, in addition, may also be based upon divisional and/or individual performance criteria specifically related to the officer's responsibilities which are consistent with ANB's overall objectives. The AIP bonus of the Chairman of the Board and the President is based solely on ANB's performance according to a range fixed for the year by the Compensation Committee. For the other named executive officers, 40% to 50% of their respective AIP bonuses is based upon ANB's performance.

         The AIP provides that the Compensation Committee may credit annually to an incentive reserve for each fiscal year a provision which may not be more than 5% of ANB's pretax income for that year. In any year, the Compensation Committee may pay any part or all of the incentive reserve as awards. Any part of the incentive reserve which is not paid in any year may remain in the incentive reserve and be carried forward to the next year. The Compensation Committee has authority to determine to what extent a nonrecurring gain or loss may be included in the amount of pretax income in the administration of this plan.

         The Compensation Committee believes that its administration AIP will relate bonuses paid to the Chief Executive Officer to ANB's performance.

PERFORMANCE SHARE PLAN AND DEFERRED COMPENSATION PLAN FOR DIRECTORS WHO ARE NOT EMPLOYEES OF THE COMPANY

         On April 25, 1996, ANB also adopted, subject to the approval of the ANB stockholders, the ANB Performance Share Plan and the ANB Deferred Compensation Plan for Directors Who Are Not Employees of the Company. A description of these plans can be found below under the captions "PROPOSAL TO APPROVE PERFORMANCE SHARE PLAN" and "PROPOSAL TO APPROVE DEFERRED COMPENSATION PLAN."


                                        Carl F. Bailey, Chairman
                                        James R. Andrews, M.D.
                                        Ronald W. Orso, M.D.
                                        John D. Johns
                                        Frank W. Whitehead, C.P.A. (ex officio)



STOCK PERFORMANCE GRAPH

         Although none of the persons named in the "Summary Compensation Table" received compensation based on the performance of ANB in 1995, the following graph is included to assess the performance of management by comparing the market value of ANB's Common Stock with other public companies and with comparable public banking companies. The graph sets forth the cumulative total stockholder return (assuming reinvestment of dividends) to ANB's stockholders during the period from ANB's initial public offering in November of 1994 and ending on December 31, 1995, as well as an overall stock market index (NASDAQ Stock Market, U.S. Companies) and a peer group index of 21 banks which are comparable in asset size and market capitalization that have been selected by ANB ("ANB Peer Group") for the five years ended December 31, 1995. Additionally, since ANB used the NASDAQ Bank Stocks as its peer group index for the 1995 Proxy Statement, Securities and Exchange Commission rules require that the 1996 Proxy Statement include in its graph the NASDAQ Bank Stock index as well as the ANB Peer Group so that a comparison may be made of the two peer groups.

                                          11/22/94            12/31/94             12/31/95
Alabama National BanCorporation                100                  88                  139
Nasdaq US Co.                                  100                 102                  144
Nasdaq Bank Stocks                             100                 101                  150
Self Determined Peers                          100                 100                  147

The companies included in the peer group index have been changed from that used in ANB's 1995 Proxy Statement which incorporated the NASDAQ Bank Stocks as its peer group index. The NASDAQ Bank Stocks peer group includes all bank stocks which are traded on the NASDAQ at the time of the creation of such performance graph. Since the Merger, management of ANB has chosen to use the self-determined ANB Peer Group which is comprised of bank holding companies that are comparable to ANB in asset size and market capitalization and which management believes to provide a more accurate and meaningful comparison for ANB's stock performance than the NASDAQ Bank Stocks. The ANB Peer Group weights individual company returns for stock market capitalization. The companies included in the ANB Peer Group are:

Bank Granite Corporation of  N.C.                 Leader Financial Corporation
Carolina First Corporation                        NBSC Corporation
Century South Banks, Inc.                         North Fork BanCorporation of New York, Inc.
Commerce Bank of Virginia                         Peoples Holding Company
First City BanCorporation, Inc.                   Piedmont BanCorporation, Inc.
First United Bancshares, Inc.                     Premier Bankshares Corp.
Horizon BanCorporation, Inc.                      Sea Coast Banking Corporation of Florida
Jefferson BanCorporation, Inc.                    Security Capital BanCorporation
LSB Bancshares, Inc. of South Carolina            Simmons 1st National Corporation
LSB Bancshares of North Carolina                  Sterling BanCorporation
                                                  WesBanco, Inc.

        As disclosed under "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION," ANB did not base any 1995 compensation upon independent or objective performance based factors. However, pursuant to the AIP adopted April 25, 1996, ANB's annual incentive compensation will be predominantly based upon comparisons of ANB's return on average equity (rather than total return) to that of a comparison group of companies.

BENEFICIAL OWNERSHIP OF SECURITIES AND SELLING STOCKHOLDERS

        The following table sets forth the number and percentage of outstanding shares of common stock beneficially owned as of February 29, 1996 by (i) each person or entity known by ANB to own more than 5% of the outstanding ANB Common Stock; (ii) Named Executive Officers of ANB; (iii) each director of ANB; and
(iv) all executive officers and directors of ANB as a group.

                   NAME OF BENEFICIAL OWNER                           SHARES(1)             PERCENTAGE (1)
                   ------------------------                           ---------             --------------
 PRINCIPAL STOCKHOLDER

 James R. McWane(2)(3)(13) . . . . . . . . . . . . . . . . .             1,528,715              24.0%
 23 Inverness Center Parkway
 Birmingham, Alabama 35243

 Betty T. McMahon(4)(13) . . . . . . . . . . . . . . . . . .               394,442               6.2%
 3231 Overhill Road
 Birmingham, Alabama 35223

 DIRECTORS

 James A. Taylor(5)(6)(7)(8) . . . . . . . . . . . . . . . .               374,652               5.9%

 John H. Holcomb, III(5)(8)(13)  . . . . . . . . . . . . . .               319,901               5.0%
 Frank W. Whitehead, C.P.A.(5)(6)(8) . . . . . . . . . . . .                39,654                *

 Victor E. Nichol, Jr.(5)(13)  . . . . . . . . . . . . . . .                77,478               1.2%

 James R. Andrews, M.D.(6) . . . . . . . . . . . . . . . . .                67,534                *

 Carl F. Bailey(6) . . . . . . . . . . . . . . . . . . . . .                11,200                *
 T. Morris Hackney(9)  . . . . . . . . . . . . . . . . . . .                 2,817                *

 John D. Johns(10) . . . . . . . . . . . . . . . . . . . . .                37,217                *

 James Mailon Kent, Jr.(6) . . . . . . . . . . . . . . . . .                 8,200                *

 C. Philip McWane(2)(13) . . . . . . . . . . . . . . . . . .               242,685               3.8%
 William V. Muse, Ph.D.(6) . . . . . . . . . . . . . . . . .                13,200                *

 Drayton Nabers, Jr. . . . . . . . . . . . . . . . . . . . .                37,217                *

 Ronald W. Orso, M.D.(6)(11) . . . . . . . . . . . . . . . .               121,158               1.9%

 G. Ruffner Page, Jr.(2)(12)(13) . . . . . . . . . . . . . .               301,422               4.7%

 W. Stancil Starnes  . . . . . . . . . . . . . . . . . . . .               37,217                 *

 All directors & executive officers as a group (16 persons)             1,462,461               22.9%

- -----------------------------

(1) Unless otherwise indicated, the named person has the sole voting and dispositive power for the shares indicated. Percentage of ownership is based on 6,378,084 shares of ANB Common Stock representing 6,200,418 shares outstanding as of February 29, 1996, and 177,666 shares underlying options exercisable within 60 days from said date. An asterisk means less than 1%.

(2) Mr. James R. McWane is the father of C. Phillip McWane, Anna McWane and J.R. McWane, Jr. Mr. McWane disclaims beneficial ownership of any shares beneficially owned by its children and each of his children disclaim beneficial ownership of any shares held in trust for their respective benefit.

(3) Includes 417,768 shares held by the McWane Trust for the benefit of C. Phillip McWane and 174,070 held by the McWane Trust for the benefit of Anna McWane. Mr. McWane is the trustee for each of these Trusts.

(4) Does not include 2,817 shares owned by Mrs. McMahon's husband, of which Mrs. McMahon disclaims beneficial ownership.

(5) James A. Taylor was the Chairman of the Board and Chief Executive Officer of ANB as well as a director until April 30, 1996. Effective April 30, 1996, Mr. Holcomb became the Chairman of the Board and Chief Executive Officer of ANB as well as a director and Mr. Nichol became President and Chief Operating Officer of ANB as well as a director. Mr. Whitehead is an Executive Vice President and the Chief Financial Officer of ANB as well as a director.

(6) Includes stock options to purchase a total of 177,666 shares of ANB Common Stock which are individually held as follows: 102,500 shares by Mr. Taylor, 34,166 shares by Mr. Whitehead, and 8,200 shares by each of Messrs. Andrews, Bailey, Kent, Muse and Orso. All such options are presently exercisable.

(7) Does not include 546 shares held by Mr. Taylor's wife as to which he disclaims beneficial ownership.

(8) Includes 277,640 shares of ANB Common Stock of which he shares beneficial ownership with Messrs. Taylor and Whitehead by reason of the irrevocable proxies granted to him by Messrs. Taylor and Whitehead. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

(9) Does not include 37,217 shares owned of record by Mr. Hackney's wife, of which Mr. Hackney disclaims beneficial ownership.

(10) Of these shares, 6,684 shares are owned of record by Mr. Johns and 30,533 are beneficially owned by him through his Individual Retirement Account. Does not include 1,000 shares owned by Mr. John's wife's Individual Retirement Account, 1,500 shares held for the benefit of Mr. John's wife in the James A. Dunlap Children's Trust, Nancy D. Johns Subtrust, or 2,000 shares held by Mr. John's wife as custodian for their minor child. Mr. Johns disclaims beneficial ownership of these shares.

(11) Includes 500 shares in Dr. Orso's IRA Account, 1,000 shares held for the benefit of Dr. Orso's children under the Uniform Gift to Minors Act and 97,783 shares held in a pension plan of which Dr. Orso serves as trustee.

(12) Includes 187,995 shares held by the Anna McWane Trust and 88,775 shares held by the J.R. McWane, Jr. Trust. Mr. Page is the trustee for each of these trusts. Mr. Page's address is 23 Inverness Center Parkway, Birmingham, Alabama 35243.

(13) Each of these individuals have filed a joint Schedule 13G with the Securities and Exchange Commission to acknowledge that they are part of a group formed for the purpose of acquiring, holding, voting and disposing of more than 5% of the outstanding ANB Common Stock. Along with Mrs. McMahon's husband, these individuals have the right to vote, in the aggregate, 2,867,460 shares or 46.2% of the outstanding shares of ANB Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       In November of 1994, after completing ANB's initial public offering, James A. Taylor and Frank W. Whitehead entered into employment agreements with ANB. See "REMUNERATION OF MANAGEMENT" for a description of the employment agreements. NCC and CBS agreed to continue each of their employment agreements in effect after the Merger under the terms of an agreement dated September 18, 1995, among Messrs. Taylor and Whitehead, NCC and ANB (the "Taylor/Whitehead Agreement"). Under the terms of the Taylor/Whitehead Agreement, Mr. Taylor relinquished his right to be granted options to acquire 34,167 shares of ANB Common Stock in each year during the term of his employment agreement after 1995 in consideration of ANB's payment of $860,692; agreed to tender such number of his shares of ANB Common Stock to assure that 360,400 shares were purchased pursuant to the ANB Cash Election (as defined under "CHANGE OF CONTROL") in consideration of ANB's payment of $27,942; and agreed to grant an irrevocable proxy to a nominee of NCC, John H. Holcomb, III, with respect to his shares not tendered in the ANB Cash Election in consideration of NCC's payment of $111,362. Mr. Whitehead agreed to similar terms under the Taylor/Whitehead Agreement pursuant to which he relinquished his claim for the grant of stock options to acquire 6,833 shares of ANB Common Stock in each year during the term of his agreement after 1995 in consideration of ANB's payment of $172,630; agreed to tender up to all of his shares of ANB Common Stock if needed in the ANB Cash Election in consideration of ANB's payment of $5,580; and agreed to grant an irrevocable proxy to John H. Holcomb, III, with respect to his shares not tendered in the ANB Cash Election in consideration of NCC's payment of $22,282. On November 17, 1995, the Taylor/Whitehead Agreement was amended to provide for the payments to Mr. Taylor to be made in two installments of $430,346 each with the first installment being payable on December 31, 1995, and the second being payable on March 31, 1996, together with interest at the rate of 8% per annum from December 31, 1995.

       On April 24, 1996, James A. Taylor, Chairman and Chief Executive Officer of ANB, resigned from the Board of Directors of ANB effective April 30, 1996. In connection with Mr. Taylor's resignation, Mr. Taylor and his wife, Martha W. Taylor, who served as Secretary of ANB, agreed to terminate their respective employment agreements in consideration of a lump sum payment of approximately $900,000, substantially all of which was financed by a loan from an independent bank. As partial consideration for such payment, Mr. Taylor agreed to provide consulting services to ANB through April 30, 1998. In addition to the lump sum payment, ANB agreed to continue certain benefits currently available to Mr. Taylor under the Taylor Agreement. Until Mr. Taylor reaches the age of 65, ANB will pay the premiums on certain the life and disability insurance policies on the life of Mr. Taylor. (See Note 2 to the Summary Compensation Table); will provide Mr. Taylor medical, life and disability insurance comparable to ANB's current group policies, so long as the annual cost of such coverage does not exceed the cost for such coverage in the twelve (12) months preceding March 31, 1996; and will continue Mr. Taylor's medical reimbursement plan maintained by the First National Bank of Ashland (subject to an annual cap of $14,000 per year). ANB further agreed to cause certain of its subsidiary banks to pay Mr. Taylor his deferred compensation (see Note 3 to the Summary Compensation Table) and to continue its obligation to register the ANB Common Stock owned by Mr. Taylor under certain circumstances. The payments made under the settlement agreements with Mr. and Mrs. Taylor are in lieu of all severance compensation provided under their respective employment agreements. ANB estimates that it would have paid the Taylors approximately $1.7 Million over the next three years had they not agreed to terminate their employment agreements.

       In connection with the Merger, the following directors tendered the number of shares of ANB Common Stock set forth opposite their respective names for purchase by ANB at a price of $13.79 per share in the ANB Cash Election:
Dr. Andrews tendered 147,286 shares in consideration of the payment of $2,031,074; Dr. Orso tendered 20,000 shares in consideration of the payment of $275,800; and Mr. Kent tendered 36,767 shares in consideration of the payment of $507,017. Pursuant to their respective obligations under the Taylor/Whitehead Agreement, Mr. Taylor tendered 65,904 shares in the ANB Cash Election in consideration of the payment of $908,816 and Mr. Whitehead tendered 1,345 shares in the ANB Cash Election in consideration of the payment of $18,548.

       James R. McWane, who owns beneficially more than 10% of the outstanding ANB Common Stock, was President, director and the beneficial owner of 49.7% of the outstanding shares of common stock of NCC prior to the Merger. Mr. McWane was also the beneficial owner of all of the outstanding NCC preferred stock which was exchanged for $10,711,000 under the terms of the Merger.


       Under the terms of the Merger Agreement, ANB assumed the obligations of CBS under its Long Term Incentive Compensation Plan. As a result of such assumption, options to purchase CBS Common Stock at $40.00 per share previously granted by CBS to Messrs. Holcomb, Nichol and Page were converted into options to acquire ANB Common Stock at $5.68 per share as follows: Holcomb - 35,217 shares; Nichol - 21,131 shares; and Page - 35,217 shares. See "REMUNERATION OF MANAGEMENT - STOCK OPTIONS GRANTED."


       NBC's main office is occupied under a lease with affiliated party, Woodward Properties, of which Mr. McWane is a general partner. NBC has leased 61,846 square feet at an annual rental rate of $15.00 per square foot through the year 2013, subject to adjustment based on the Consumer Price Index. ANB believes this lease represents an arms-length rate and term for comparable space in the Birmingham market.

       ANB and the Banks have and expect to continue to have banking and other transactions in the ordinary course of business with directors and executive officers of ANB and their affiliates, including members of their families or corporations, partnerships or other organizations in which such directors or executive officers have a controlling interest, on substantially the same terms including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties. Such transactions are not expected to involve more than the normal risk of collectibility nor present other unfavorable features to ANB and the Banks. Each of the Banks is subject to limits on the aggregate amount it can lend to the Bank's and ANB's directors and officers as a group. This limit is currently equal to two times the applicable entity's unimpaired capital and surplus. Loans to individual directors and officers must also comply with the bank's lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of such loan application.



                              PROPOSAL TO APPROVE
                             PERFORMANCE SHARE PLAN


       At the Annual Meeting, the stockholders of ANB will be asked to approve the Alabama National BanCorporation Performance Share Plan ("Performance Plan"), which has been adopted by the Board of Directors. The following constitutes a brief discussion of material features in the Performance Plan and is qualified in its entirety by reference to the Performance Plan, a copy of which is attached hereto as Exhibit "A."

PURPOSE OF PERFORMANCE PLAN

       The purpose of the Performance Plan is to further the long-term growth and profitability of ANB by offering long- term incentives in addition to current compensation to those key executives who are largely responsible for the growth of ANB. Awards will be granted to those eligible to participate who are deemed to be important to the long-term growth and success of ANB by the Compensation Committee of the Board of Directors of ANB, or a committee of not less than three (3) members of the Board of Directors appointed to administer the Performance Plan (collectively "Performance Committee"). The Board of Directors of ANB presently intends that the Performance Plan will be used as part of the incentive compensation proposed to be paid to key employees of ANB. See "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION."

ADMINISTRATION

       The Performance Plan will be administered by the Compensation Committee until a separate Performance Committee is designated. The Performance Committee will have full authority, in its discretion, to administer and interpret the Performance Plan and to adopt such rules and regulations consistent with the terms of the Performance Plan as the Performance Committee deems necessary or advisable in order to carry out the provisions of the Performance Plan. Generally, the Performance Committee's interpretation and construction of the Performance Plan, the determination of any conditions applicable to the Performance Share Awards (defined below), or the reasons for any termination of Participants (defined below) shall be conclusive and binding on all Participants. The Performance Committee shall have the authority to select the employees who are to participate in the Plan, to determine the award to be made to each employee selected to participate in the Performance Plan, and to determine the conditions subject to which awards will become payable under the Performance Plan.

ELIGIBILITY

       Those eligible to participate in the Performance Plan (the "Participants") shall be selected from time to time by the Performance Committee from employees of ANB and its subsidiaries whose services are considered valuable to ANB. Independent directors are not eligible to participate in the Performance Plan. See "PROPOSAL TO APPROVE DEFERRED COMPENSATION PLAN".

NUMBER OF SHARES

       The ANB Board of Directors has reserved 400,000 shares of ANB Common Stock for issuance as Performance Share Awards, subject to adjustment to reflect an increase or decrease in the number of outstanding shares resulting from a stock dividend on the shares, a subdivision or combination of shares, a reclassification of shares, a merger or consolidation, or other like changes in the shares. ANB Common Stock utilized in connection with the Performance Plan may be derived from the authorized, but unissued shares of ANB Common Stock, or from the treasury shares.

DURATION AND EFFECTIVE DATE

       The effective date of the adoption of the Performance Plan by ANB was January 1, 1996, and the Performance Plan will terminate on December 31, 2005, nine (9) years thereafter. Nonetheless, the Board of Directors of ANB may terminate the Plan at any time. See "TERMINATION OF PERFORMANCE PLAN."

PERFORMANCE SHARE AWARDS

       The Performance Committee, from time to time, may select Participants to receive incentive compensation awards under the Performance Share Plan ("Performance Share Awards"). Each Performance Share Award granted will generally represent one share of ANB Common Stock, unless otherwise determined by the Performance Committee, but in no event may the Performance Committee determine that a Performance Share Award equals more than 1.25 shares of ANB Common Stock. No Participant may be granted, in the aggregate, Performance Share Awards which represent more than 25% of the ANB Common Stock reserved for the Performance Plan. Each Performance Share Award is awarded as of January 1 of each such year awarded, regardless of the actual date of grant ("Date of Grant").

       At the time the Performance Committee grants Performance Share Awards, the Performance Committee is required to fix an Award Period comprised of a number of calendar years not to exceed five (5) years. In its discretion, the Performance Committee may subdivide the Award Period into one Interim Period which is a period of calendar years chosen by the Performance Committee commencing with any Date of Grant but which is less than the Award Period.

       No Performance Share Award will be paid unless the Participant meets the conditions established by the Performance Committee. The Performance Committee may prescribe different conditions for different Participants. These conditions may be expressed in terms of the growth in net income per share during the Award Period, or average return on average equity in comparison with other banks and bank holding companies and/or on other reasonable bases. The Performance Committee may also determine what percentage of the Performance Share Award will be paid and what conditions must be satisfied at the end of an Interim Period. If, at the close of any Award Period or Interim Period applicable to a Performance Share Award, the Performance Committee determines that the Participant has met the conditions for payment of the Performance Share Award, then, unless otherwise directed by the Performance Committee, the Performance Share Award will be paid to the Participant as promptly as possible. Generally, all payments of Performance Share Awards to Participants will be made partly in shares of ANB Common Stock and partly in cash, with the cash portion being approximately equal to the amount of Federal, state and local taxes which the Participant's employer, whether ANB or a subsidiary of ANB, is required to withhold on account of said payment. The Performance Committee, in its discretion, may provide for payment of cash and distribution of shares of ANB Common Stock in such other proportions as the Performance Committee deems appropriate, except that the Performance Committee must pay in cash, not less than the amount equal to the withholding.

       The number of shares of ANB Common Stock to be distributed to Participants will equal the Fair Market Value (herein defined) of the total Performance Share Awards earned by the Participant, less the portion of the Performance Share Award that is paid in cash, divided by the Fair Market Value of the earned Performance Share Awards. Fair Market Value is defined as the average of the daily closing prices for a share of ANB Common Stock for the twenty (20) trading days ending on the fifth (5th) business day prior to the date of payment of the Performance Share Awards, whether paid at the end of the Award Period or at the end of an Interim Period.

       Each Performance Share Award must be made in writing and shall set forth the terms and conditions set by the Performance Committee for payment of such Performance Award, including, without limitation, length of the Award Period and whether there will be an Interim Period with respect to the Performance Share Award and, if so, the length of the Interim Period.

TERMINATION OF EMPLOYMENT

       If, prior to the close of an Award Period, a Participant terminates his or her employment by reason of death or disability or by reason of retirement on his or her normal retirement date (as determined under ANB's Pension Plan), the Participant will be paid the Performance Share Award earned through the end of the calendar year preceding such termination of employment. The Performance Share Award so earned will be calculated by first determining the Performance Share Awards that would have been earned if the Award Period had ended at the close of such calendar year, and then by multiplying the amount of such earned Performance Share Awards by a fraction, the numerator of which is the number of months during the Award Period that the Participant was an active employee and the denominator of which is the total number of months in the Award Period.
If, prior to the close of an Award Period, a Participant's employment terminates by reason of (i) his retirement prior his normal retirement date and such retirement was at the request of the Participant and approved in writing by ANB, (ii) the divestiture by ANB of one or more of its business segments or a significant portion of the assets of a business segment, or (iii) a significant reduction by ANB in its salaried workforce, a determination of whether such a Participant shall receive payment of its outstanding Performance Share Award, shall be within the exclusive discretion of the Performance Committee.

       If, prior to the close of an Award Period, a Participant's status as an employee terminates and there is no payment due under the circumstances described above, all of such Participant's outstanding Performance Share Awards shall forthwith and automatically be canceled.

EFFECT OF A CHANGE OF CONTROL

       In the event of a change in control of ANB which is defined to mean (i) acquisition by any person (within the meaning of Section 13(d) of the Securities Exchange Act of 1934) of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of twenty percent (20%) or more of the ANB Common Stock then outstanding; or (ii) the consummation of (A) any consolidation or merger of ANB in which ANB is not the continuing or surviving corporation or pursuant to which the share of ANB Common Stock are converted into cash, securities or other property, other than a merger of ANB in which the holders of ANB Common Stock immediately prior to the merger, have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as they had in ANB common stock immediately prior to the merger, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of ANB, then the Performance Plan terminates automatically.

AMENDMENT OF THE PERFORMANCE PLAN

       The Board of Directors of ANB may amend the Performance Plan at any time; provided, however, that no amendment will be made, without stockholder approval, that will increase the total number of Performance Share Awards that may be awarded or paid under the Performance Plan or change the definition of Performance Shares under the Performance Plan. Additionally, in order for the Performance Plan to qualify for exemptions provided by Rule 16b-3 with respect to employee benefit plans, the Performance Plan may not be amended without stockholder approval if such amendment would materially increase the benefits accruing to the Participants; materially increase the number of securities which may be issued under the Performance Plan; or materially modify the requirements as to eligibility for participation in the Performance Plan.

TERMINATION OF THE PERFORMANCE PLAN

       The Board of Directors, at any time, may terminate the Performance Plan, without stockholder approval, as deemed in the best interest of ANB. In such event, no Performance Share Award shall be made after the date of such termination. The Performance Plan will automatically terminate upon a change of control. See "EFFECTIVE CHANGE OF CONTROL."

NO ASSIGNMENT OF INTEREST

       No Participant may assign any interest of such Participant in the Performance Plan, and any such assignment of such interest, whether voluntarily or by operation of law, shall render the Performance Share Award void, except that cash or shares of ANB Common Stock payable under the Performance Plan may be transferable by testamentary will or by the laws of descent and distribution. Also, all Participants are required to make an investment representation that any ANB Common Stock received under the Performance Plan is for investment and not with a view to distribution and that such shares shall not be transferred or sold until registered under the Securities Act of 1933 and applicable state securities laws, unless an exemption therefrom is available in the opinion of counsel for ANB.

FEDERAL INCOME TAX CONSEQUENCES

       The following is a brief summary of the significant aspects of current federal income tax treatment of the Performance Share Awards that may be granted under the Performance Plan. This summary does not cover the federal tax effects if the described conditions are not met nor does this summary discuss any tax effect, if any, of any state or local tax laws or any foreign tax laws.

       An Eligible Person who is granted a Performance Share Award will generally not recognize taxable income for federal income tax purposes in the year of the grant because the Performance Shares Awards are normally subject to restrictions (that is, they are not transferable or they are subject to a substantial risk of forfeiture). The recipient of Performance Share Awards will recognize compensation income in the year that such restrictions lapse in an amount equal to the difference between the price paid for such Performance Share Awards and the fair market value of the Performance Share Awards on the date the restriction lapse. If the recipient of Performance Share Awards subject to such restrictions makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, within 30 days of grant, the recipient will recognize compensation income in an amount equal to the difference between the price paid for such Performance Share Awards and fair market value thereof on date of grant. ANB generally will be entitled to a deduction for the amount recognized as compensation income by the recipient of the restricted shares.

       THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF ANB COMMON STOCK PRESENT AT THE MEETING WILL BE REQUIRED TO APPROVE THE PERFORMANCE SHARE PLAN. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PERFORMANCE SHARE PLAN.

                              PROPOSAL TO APPROVE
                           DEFERRED COMPENSATION PLAN

       At the Annual Meeting, the stockholders of ANB will be asked to approve the Alabama National BanCorporation Deferred Compensation Plan for Directors Who Are Not Employees Of the Company ("Deferred Compensation Plan"), which has been adopted by the Board of Directors. The following constitutes a brief discussion of material features in the Deferred Compensation Plan and is qualified in its entirety by reference to the Deferred Compensation Plan, a copy of which is attached hereto as Exhibit "B."

       At its meeting on April 25, 1996, the Board of Directors of ANB, upon the recommendation of the Compensation Committee, adopted ANB Deferred Compensation Plan. Under the terms of the Deferred Compensation Plan, non-employee directors may voluntarily elect to defer to a specified date receipt of all or any portion of their directors' fees. Directors' fees so deferred are credited to the directors in cash or ANB Common Stock equivalents or a combination thereof. The cash portion earns interest at approximately ANB's short-term borrowing rate. The stock equivalent portion is credited with dividends in the form of additional stock equivalents. Deferred directors' fees will be distributed in stock or cash as specified by the directors in accordance of the Deferred Compensation Plan, unless distribution is accelerated under certain provisions, including, upon a change in control of ANB.

       There are currently ten (10) non-employee directors eligible to participate in the Deferred Compensation Plan but there are no current participants. The number of non-employee directors who actually participate in the Deferred Compensation Plan may vary from year to year. Employees of the company or its subsidiaries, whether or not directors, are not eligible to participate in the Deferred Compensation Plan.

       The number of any stock equivalents acquired under the Deferred Compensation Plan is based on the fair market value of the shares of ANB common stock on the date fees would otherwise have been payable to the participating director. On April 30, 1996, the closing price of a share of ANB Common Stock on the NASDAQ National Market System was $13 3/8.


 VOTE REQUIRED

       To approve ANB's Deferred Compensation Plan, the affirmative vote of the holders of the majority of the shares present, in person or by proxy at the Annual Meeting and entitled to vote, is required.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE DEFERRED COMPENSATION PLAN.

                            INDEPENDENT ACCOUNTANTS

       On April 25, 1996, the Board of Directors of ANB, upon the recommendation of its Audit Committee, approved the engagement of Coopers & Lybrand LLP as its independent auditors for the year ending December 31, 1996. Coopers & Lybrand LLP had served as the independent auditors for ANB's predecessor, NCC and its subsidiaries, for each of the years ended December 31, 1994, 1993, 1992 and 1991, and was serving as the independent auditor of NCC in 1995, when their engagement ended on the effective date of the Merger.

       ANB had engaged Ernst & Young LLP as its independent auditors for the years ended December 31, 1995, 1994 and 1993. Ernst & Young LLP expressed its unqualified opinion as to the consolidated financial statements of ANB and its subsidiaries for each of those years in its report dated February 29, 1996.

       Because the Merger resulted in a change of control, the consolidated financial statements of the Registrant for the years prior to 1996 include only the results of operations of NCC. Accordingly, the report of Ernst & Young LLP, dated February 29, 1996, with respect to ANB's consolidated financial statements referenced the unqualified opinion of Coopers & Lybrand LLP, dated January 27, 1995, with respect to the consolidated statement of condition of ANB (formerly reported as NCC) for the year ended December 31, 1994, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the two years ended December 31, 1994.

       There were no disagreements during 1995 or 1994 between ANB and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Ernst & Young LLP would have caused it to make reference to the subject matter of the disagreement in its report.

       ANB retained Coopers & Lybrand LLP to audit the separate 1995 financial statements of the ANB's wholly-owned subsidiary, NBC Securities, Inc., a registered broker-dealer.


                                 OTHER MATTERS

       As of the date of this Proxy Statement, the Board of Directors of ANB does not know of any business which will be presented for consideration at the Annual Meeting other than that specified herein and in the Notice of Annual Meeting of Stockholders, but if other matters are presented, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.


                       DEADLINE FOR SHAREHOLDER PROPOSALS


       If any Stockholder wishes to present a proposal for action at the 1997 Annual Meeting of the Stockholders, the Stockholder must comply with applicable Securities and Exchange Commission Regulations, including adequate notice to ANB. Any proposal must be submitted in writing not later than January 16, 1997 by Certified Mail - Return Receipt Requested to Alabama National BanCorporation, Attention: John H. Holcomb, III, 1927 First Avenue North, Birmingham, Alabama 35203.

       A COPY OF ANB'S 1995 ANNUAL REPORT TO STOCKHOLDERS WHICH INCLUDES ANB'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1995, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS ENCLOSED WITH THIS PROXY STATEMENT. IF SUCH ANNUAL REPORT IS NOT SO INCLUDED, PLEASE ADDRESS NOTIFICATION TO ALABAMA NATIONAL BANCORPORATION, ATTENTION: JUDY LAWLEY, 1927 FIRST AVENUE NORTH, BIRMINGHAM, ALABAMA 35203. SUCH A REQUEST FROM A BENEFICIAL OWNER OF ANB'S COMMON STOCK MUST CONTAIN A GOOD-FAITH REPRESENTATION BY SUCH PERSON THAT, AS OF APRIL 25, 1996, HE OR SHE WAS A BENEFICIAL OWNER OF ANB'S COMMON STOCK.

                                  EXHIBIT A

                       ALABAMA NATIONAL BANCORPORATION

                             PERFORMANCE SHARE PLAN


1. PURPOSE. The purpose of the Alabama National BanCorporation Performance Share Plan (the "Plan") is to further the long-term growth in profitability of Alabama National BanCorporation (the "Company") by offering long-term incentives in addition to current compensation to those key executives who will be largely responsible for such growth.

2.     CERTAIN DEFINITIONS.

       (a) "Award" means the award of Performance Shares to a Participant pursuant to the terms of the Plan.

       (b) "Award Period" means the period of calendar years (but no more than five years) fixed by the Committee with respect to all Awards with the same Date of Grant, commencing with each Date of Grant, except that (i) the Award Period for an Employee whose normal retirement date (as determined under the Company's corporate policy covering retirement of salaried employees) is less than the period otherwise fixed by the Committee from the applicable Date of Grant shall be the period beginning with such Date of Grant and ending on the December 31st immediately preceding such normal retirement date and (ii) the Award Period for a recently hired Employee may be for such lesser period as determined by the Committee.

       (c) "Committee" means the committee of the Board of Directors of the Company which shall administer the Plan in accordance with Section 3.

       (d) "Common Stock" means the common stock, par value $1.00 per share, of the Company.

       (e) "Company" means Alabama National BanCorporation, a Delaware corporation.

       (f) "Date of Grant" means as of January 1 of any year in which an Award is made.

       (g) "Employee" means any person (including any officer) employed by the Company or any subsidiary of the Company on a full-time salaried basis.

       (h) "Fair Market Value" of the Common Stock means the average of the daily closing prices for a share of the Common Stock for the twenty (20) trading days ending on the fifth business day prior to the date of payment of Performance Shares for an Award Period or an Interim Period, as the case may be, on the Composite Tape for New York Stock Exchange - Listed Stocks, or, if the Common Stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on which the Common Stock is listed, or, if the Common Stock is not listed on any such Exchange, the average of the daily closing bid quotations with respect to a share of the Common Stock for such twenty (20) trading days on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use.

       (i) "Interim Period" means a period of calendar years chosen by the Committee commencing with any Date of Grant, which period is less than the Award Period commencing on the Date of Grant.

       (j) "Net Income Per Share" for the Company, or any other corporation, means net income for the year divided by average common shares outstanding during the year, computed in accordance with generally accepted accounting principles as reported in the Company's Annual Report to Stockholders or its equivalent.

       (k) "Participant" means an Employee who is selected by the Committee to receive an Award under the Plan.

       (l)      "Performance Share" means the equivalent of one share of Common
Stock.

       (m) "Return on Average Equity" for the Company, or any other corporation, for a period is obtained by dividing (i) Net Income Per Share of Common Stock for the year, by (ii) average Stockholders' Equity Per Share at the beginning of the year and at the end of the year, computed in accordance with generally accepted accounting principles as reported in the Company's Annual Report to Stockholders or its equivalent.

       (n) "Stockholders' Equity Per Share" for the Company, or any other corporation, for a particular point in time is obtained by dividing (i) stockholders' equity by (ii) outstanding common shares, computed in accordance withgenerally accepted accounting principles as reported in the Company's Annual Report to Stockholders or its equivalent.

3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a Committee designated by the Board of Directors, which shall be composed of not less than three members of the Board of Directors. No member of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee. Initially, the Committee shall be the Compensation Committee. Subject to the provisions of the Plan, the Committee shall have the authority to select the Employees who are to participate in the Plan, to determine the Award to be made to each Employee selected to participate in the Plan, and to determine the conditions subject to which Awards will become payable under the Plan.

       The Committee shall have full power to administer and interpret the Plan and to adopt such rules and regulations consistent with the terms of the Plan as the Committee deems necessary or advisable in order to carry out the provisions of the Plan. Except as otherwise provided in the Plan, the Committee's interpretation and construction of the Plan and its determination of any conditions applicable to Performance Share Awards or the reasons for any terminations of Participants shall be conclusive and binding on all Participants.

       In connection with its determination as to the payment of Performance Shares, the Committee has full discretion to adjust Net Income Per Share or Stockholders' Equity Per Share to recognize special or nonrecurring situations or circumstances for the Company, or any other corporation, for any year.

       The Plan shall be unfunded. Benefits under the Plan shall be paid from the general assets of the Company.

4. PARTICIPATION. Participants in the Plan shall be selected by the Committee from those Employees who, in the estimation of the Committee, have a substantial opportunity to influence the long-term profitability of the Company.

5.     PERFORMANCE SHARE AWARDS.

       (a) After appropriate approval of the Plan, and thereafter from time to time, the Committee shall select Employees to receive Awards in any year as of the Date of Grant. Any Employee may be granted more than one Award under the Plan, but no Employee may be granted, in the aggregate, more than 25% of the Performance Shares which are the subject of this Plan. Awards of Performance Shares hereunder shall not be made unless any such Award is in compliance with all applicable laws.

       (b) No Participant shall be entitled to receive any dividends or dividend equivalents on Performance Shares; with respect to any Performance Shares, no Participant shall have any voting or any other rights of a Company stockholder; and no Participant shall have any interest in or right to receive any shares of Common Stock prior to the time when the Committee determines the form of payment of Performance Shares pursuant to Section 6.

       (c) Payment of the Award to any Participant shall be made in accordance with Section 6 and shall be subject to such conditions for payment as the Committee may prescribe at the time the Award is made. The Committee may prescribe different conditions for different Participants. Such conditions may be expressed in terms of the growth in Net Income Per Share during the Award Period and/or average Return on Average Equity in comparison with other banks and bank holding companies or on other reasonable bases. The Committee may prescribe conditions such that payment of an Award may be made with respect to a number of shares of Common Stock that is greater than the number of Performance Shares awarded. However, the Committee may not provide for payment of greater than 125% of the number of Performance Shares awarded.

       (d) Each Award shall be made in writing and shall set forth the terms and conditions set by the Committee for payment of such Award including, without limitation, the length of the Award Period and whether there will be an Interim Period with respect to the Award and if so, the length of the Interim Period.

6. PAYMENT OF PERFORMANCE SHARE AWARDS. Each Participant granted an Award shall be entitled to payment of the Award as of the close of the Award Period applicable to such Award, but only if and after the Committee has determined that the conditions for payment of the Award set by the Committee have been satisfied. At the time of grant of each Award, the Committee shall decide whether there will be an Interim Period. If the Committee determines that there shall be an Interim Period for the Award to any Participant, each such Participant granted an Award with an Interim Period shall be entitled to partial payment on account thereof as of the close of the Interim Period, but only if and after the Committee has determined that the conditions for partial payment of the Award set by the Committee have been satisfied. Performance Shares paid to a Participant for an Interim Period may be retained by the Participant and shall not be repaid to the Company, notwithstanding that based on the conditions set for payment at the end of the Award Period such Participant would not have been entitled to payment of some or any of his Award. Any Performance Shares paid to a Participant for the Interim Period during an Award Period shall be deducted from the Performance Shares to which such Participant is entitled at the end of the Award Period.

       Unless otherwise directed by the Committee, payment of Awards shall be made as promptly as possible by the Company after the determination by the Committee that payment has been earned. Unless otherwise directed by the Committee, all payments of Awards to Participants shall be made partly in shares of Common Stock and partly in cash, with the cash portion being approximately equal to the amount of federal, state and local taxes which the Participant's employer is required to withhold on account of said payment. The Committee, in its discretion, may provide for payment of cash and distribution of shares of Common Stock in such other proportions as the Committee deems appropriate, except and provided that the Committee must pay in cash an amount equal to the federal, state and local taxes which the Participant's employer is required to withhold on account of said payment. There shall be deducted from the cash portion of all Awards all taxes to be withheld with respect to such Awards.

       For payment of each Award, the number of shares of Common Stock to be distributed to Participants shall equal the Fair Market Value of the total Performance Shares determined by the Committee to have been earned by the Participant, less the portion of the Award that was paid in cash, divided by the Fair Market Value of a Performance Share. To the extent that shares of Common Stock are available in the treasury of the Company on the date payment is to be made, such shares may be issued in payment of Awards.

7. DEATH OR DISABILITY. If, prior to the close of an Award Period, a Participant's employment terminates by reason of his death or by his total and permanent disability (as determined under the Company's Pension Plan), payment of his outstanding Award or Awards shall be made as promptly as possible after death or the date of the determination of total and permanent disability, and the number of Performance Shares to be paid shall be computed as follows:
First, determine (based on the conditions set by the Committee for payment of Awards for the subject Award Period) the number of Performance Shares that would have been paid if each subject Award Period had ended on the December 31st immediately preceding the date of death or the date of determination of total and permanent disability. Then, multiply each above-determined number by a fraction, the numerator of which is the number of months during the subject Award Period that the Participant was an active Employee, and the denominator of which is the number of months in the Award Period. This product shall be reduced by any Performance Shares for which payment has been made with respect to any Interim Period during each Award Period. In this instance, the Fair Market Value of the Common Stock shall be based on the twenty (20) days immediately preceding the date of death or the date of the determination of total and permanent disability.

8. RETIREMENT PRIOR TO CLOSE OF AN AWARD PERIOD. If, prior to the close of an Award Period, a Participant's employment terminates by reason of his retirement on or after his normal retirement date (as determined under the Company's Pension Plan) or prior to his normal retirement date if such retirement was at the request of his employer, payment of the Participant's outstanding Award or Awards will be made as promptly as possible after such retirement and such payment shall be computed in the same manner as in Section 7, using the effective date of retirement in place of the date of death or determination of total and permanent disability.

9. TERMINATION UNDER CERTAIN CIRCUMSTANCES. If, prior to the close of an Award Period, a Participant's employment terminates by reason of (i) his retirement prior to his normal retirement date (as determined under the Company's Pension Plan) and such retirement was at the request of the Participant and approved in writing by his employer, (ii) the divestiture by the Company of one or more of its business segments or a significant portion of the assets of a business segment, or (iii) a significant reduction by the Company in its salaried work force, the determination of whether such Participant shall receive payment of his outstanding Award or Awards shall be within the exclusive discretion of the Committee. Payment, if any, of his Award or Awards to such Participant shall be made as of the close of each such Award Period by multiplying the amount of payment otherwise due under the Award at that date had the Participant remained employed through such date by a fraction, the numerator of which is the number of months during the subject Award Period that the Participant was an active Employee and the denominator of which is the number of months in the Award Period.

10. VOLUNTARY TERMINATION OR DISCHARGE. If, prior to the close of an Award Period, a Participant's status as an Employee terminates and there is no payment due under the terms of Sections 7, 8, 9, or 19, all of such Participant's outstanding Performance Shares shall forthwith and automatically be cancelled and all rights of the former holder of such cancelled Performance Shares in respect to such cancelled Performance Shares shall forthwith terminate.

11. LIMITATION ON AWARDS AND PAYMENTS. The maximum number of Performance Shares which may be awarded under the Plan shall not exceed an aggregate of 400,000 (except as adjusted in accordance with Section 17); provided, however, that since January 1, 1996 for the term of the Plan, payments of Awards shall involve no more than 400,000 shares of Common Stock (similarly adjusted in accordance with Section 17). If any Performance Shares awarded under the Plan are not paid because of death, total and permanent disability, retirement, voluntary termination, discharge or cancellation or because they lapse when conditions to their payment are not met, they shall thereupon become available again for award under the Plan.

12. TERM OF PLAN. This Plan shall be effective January 1, 1996 subject to the approval of this Plan by stockholders of the Company at the Annual Meeting of Stockholders to be held June 6, 1996 or any adjournment thereof. The Board of Directors of the Company may terminate the Plan at any time. If not sooner terminated, the Plan will expire on the date on which all of the Performance Shares subject to award under the Plan have been paid, but no grant of Awards may be made after December 31, 2005. Termination or expiration shall not adversely affect any right or obligation with respect to an Award theretofore made.

13. CANCELLATION OF PERFORMANCE SHARES. With the written consent of a Participant holding Performance Shares granted to him under the Plan, the Committee may cancel such Performance Shares. In the event of any such cancellation, all rights of the former holder of such cancelled Performance Shares in respect to such cancelled Performance Shares shall forthwith terminate; and in no such event may such Participant be granted another Award within twelve months thereafter.

14. NO ASSIGNMENT OF INTEREST. The interest of any Participant in the Plan shall not be assignable, either by voluntary assignment or by operation of law, and any assignment of such interest, whether voluntary or by operation of law, shall render the Award void, except that cash or shares of Common Stock payable under the Plan shall be transferable by testamentary will or by the laws of descent and distribution. All shares of Common Stock paid pursuant to this Plan are to be taken subject to an investment representation by the Participant or other recipient that any such shares are acquired for investment and not with a view to distribution and that such shares shall not be transferred or sold until registered in compliance with the Securities Act of 1933 or unless an exemption therefrom is available in the opinion of the counsel for the Company.

15. EMPLOYMENT RIGHTS. An Award made under the Plan shall not confer any right on the Participant to continue in the employ of the Company or any subsidiary or limit in any way the right of his employer to terminate his employment at any time.

16. EXPENSES. The expenses of administering the Plan shall be borne by the Company.

17. DILUTION, RECAPITALIZATION AND OTHER ADJUSTMENTS. In case the Company shall at any time issue any shares of Common Stock (i) in a stock split or other increase of outstanding shares of Common Stock, by reclassification or otherwise, whereby the par value of shares is reduced, or (ii) in payment of a stock dividend, the number of Performance Shares which have been awarded but not paid, the maximum number of Performance Shares which may be awarded under the Plan, and the maximum number of shares of Common Stock which may be issued in payment of the Awards (see Section 11) shall be increased proportionately; and in like manner, in case of any combination of shares of Common Stock, by a reverse stock split, reclassification or otherwise, the number of Performance Shares which have been awarded but not paid, the maximum number of Performance Shares which may be awarded under the Plan, and the maximum number of shares of Common Stock which may be issued in payment of the Awards shall be reduced proportionately.

18. AMENDMENT AND TERMINATION OF THE PLAN. The Board of Directors of the Company may amend, suspend or terminate the Plan at any time; provided, however, that no amendment may, without stockholder approval, increase the total number of Performance Shares which may be awarded or paid under the Plan or change the definition of Performance Share.

19. PLAN TERMINATION. The Board of Directors may terminate the Plan at any time in their discretion and in such event no Awards shall be made after the date of such Plan Termination.

       Plan Termination shall occur automatically and without requirement of any action by the Board of Directors upon a "Change in Control". "Change in Control" means (i) acquisition by any person (within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 20% or more of the Common Stock then outstanding; or (ii) the consummation of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Common Stock are converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as they had in Common Stock immediately prior to the merger, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, including, without limitation, any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all, of the assets of the Company.

       Payment of all Awards outstanding at the date of Plan Termination shall be made as promptly as possible after such date and payment of each such Award shall be computed in the same manner as in Section 7 using the effective date of Plan Termination in place of the date of death or the date of the determination of total and permanent disability, except that the Common Stock will be priced at Fair Market Value based on the twenty (20) trading days immediately preceding the date of Plan Termination.

20. CONSTRUCTION. The use of the masculine gender herein shall be deemed to refer to the feminine as well. All headings are included for convenience of reference and shall not be deemed a part of this Plan.

                                  EXHIBIT B

                        ALABAMA NATIONAL BANCORPORATION
                           DEFERRED COMPENSATION PLAN
               FOR DIRECTORS WHO ARE NOT EMPLOYEES OF THE COMPANY



1.     ELIGIBILITY AND PURPOSE.

       Each member of the Board of Directors (the "Board) of Alabama National BanCorporation (the "Company") who is not an employee of the Company or its subsidiaries shall be eligible to participate in the Alabama National BanCorporation Deferred Compensation Plan for Directors Who Are Not Employees of the Company (the "Plan"). Any member of the Board who elects to participate in the Plan ("Director") shall thereby defer the receipt of all or any portion of the annual retainer, meeting and committee fees payable by the Company to such Director for serving as a member of the Board or one or more of its committees (the "Deferrable Compensation").


2.     DEFERRAL OF COMPENSATION.

       A Director may elect to defer all or any portion of the Deferrable Compensation by executing a form prescribed by the Company and delivering such election form to the Company prior to the first day of the calendar year for which the election is to be effective or at such other time and subject to such other conditions as the Company shall determine, provided that any such election shall be applicable only to Deferrable Compensation with respect to which the Director, at the time of election, has no current right to receive. In the calendar year that a Director first becomes eligible to participate in the Plan, such Director may elect to defer all or any portion of the Deferrable Compensation, provided that the election form is delivered to the Company within thirty (30) days after the Director first becomes eligible to participate in the Plan for such year. An election made in this manner will be applicable only to Deferrable Compensation earned after the effective date of the election. The amount of Deferrable Compensation deferred shall be paid or distributed to the Director in accordance with the provisions of Section 5 or
Section 6 hereof.


3.     DEFERRED COMPENSATION ACCOUNT.

       The Company shall establish a deferred compensation account (the "Account") for the Director. As of the date payments of Deferrable Compensation otherwise would be made to the Director, the Company shall credit to the Account, in cash or stock equivalents, or a combination thereof, as hereinafter provided, that amount of the Deferrable Compensation which the Director has elected to defer.

4.     CASH OR STOCK ELECTION.

       (a) As of the date payments of Deferrable Compensation otherwise would be made to the Director, the amount due the Director shall be credited to the Account either as a cash allotment or as a stock allotment, or a portion to each, as the Director shall elect.

       (b) If a cash allotment is elected in whole or in part, the Account shall be credited with the dollar amount of the allotment. Interest (at the rate described below) on the Average Daily Balance (computed as described below) shall be credited to the Account as of the last day of each calendar month before and after the termination of the Director's service and after the Director's death or disability until the total balance in the Account has been paid out in accordance with the provisions of Section 5 or Section 6 hereof. The interest rate for each calendar month shall be the 30-Day London Interbank Offered Rate (LIBOR) plus 75 basis points for the last business day of the immediately preceding calendar month as reported on the Bloomberg financial news system. The "Average Daily Balance" shall be the quotient obtained by dividing the sum of the closing balance in the Account at the end of each calendar day in a calendar month by the number of days in such calendar month.

       (c)      (i)    If a stock allotment is elected in whole or in part, the
       Account shall be credited with a stock equivalent that shall be equal to the number of full and fractional shares of the Company's Common Stock, par value $1.00 per share (the "Common Stock"), that could be purchased with the dollar amount of the allotment using the Average Closing Price (as defined below) of the Common Stock for the twenty (20) trading days ending on the day preceding the date the Account is so credited. The "Average Closing Price" of the Common Stock means the average of the daily closing prices for a share of the Common Stock for the applicable twenty (20) trading days on the Composite Tape for the New York Stock Exchange D Listed Stocks, or, if the Common Stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on which the Common Stock is listed, or, if the Common Stock is not listed on any such Exchange, the average of the daily closing bid quotations with respect to a share of the Common Stock for such twenty
       (20) trading days on the National Association of Securities Dealers, Inc., Automated Quotations Systems or any system then in use, or, if no such quotations are available, the fair market value of a share of the Common Stock as determined by a majority of the Board.

                (ii) The Account also shall be credited as of the payment date for each dividend on the Common Stock with additional stock equivalents computed as follows: The dividend paid, either in cash or property (other than Common Stock), upon a share of Common Stock to a shareholder of record shall be multiplied by the number of stock equivalents in the Account and the product thereof shall be divided by the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the dividend payment date. In the case of dividends payable in property, the amount paid shall be based on the fair market value of the property at the time of distribution of the dividend, as determined by a majority of the Board.

                (iii) In the event of any change in the Common Stock, upon which the stock equivalency hereunder is based, by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, or any other change in corporate structure, the number of shares credited to the Account shall be adjusted in such manner as a majority of the Board shall determine to be fair under the circumstances.


5.     DISTRIBUTION.

       (a) Except as otherwise provided in the Plan, at the Director's election, the balance in the account shall be paid out to the Director commencing on the date which the Director has specified on his or her election form.

Except as otherwise provided in the Plan, the balance in the Account shall be paid either in a lump sum or, at the Director's election, in monthly, quarterly, semiannual or annual installments, but such installments shall be payable over a period of years not to exceed ten (10) years (the "Payout Period"). In order to be effective, an election to change the method and/or timing of distribution with respect to the Account must be in a form prescribed by the Company and received by the Company at least six months prior to such Director's retirement as Director of the Company and prior to the first day of the calendar year in which payments (i) are to begin pursuant to such election and (ii) would have begun absent such election. The amount of each installment shall be determined as of the first day of the period in which payment is to be made by dividing the then balance in the Account by the then remaining number of payment dates in the Payout Period. The lump sum or first periodic installment shall be paid by the Company as promptly as is convenient, but not more than sixty (60) days following the date specified by the Director.

       (b) Notwithstanding the provisions of Section 5(a), in the event the Director ceases to hold office as a member of the Board, other than after a Change in Control (as defined in Section 6(a) below) or due to such Director's retirement from the Board, prior to distribution of the entire balance in the Director's Account, the balance in the Account shall be payable in a lump sum.

       (c) In the event of the death of a Director prior to distribution of the entire balance in the Director's Account, the balance in the Account shall be payable in a lump sum to

                (i) the surviving beneficiary (or surviving beneficiaries in such proportions as) the Director may have designated by notice in writing to the Company unrevoked by a later notice in writing to the Company or, in the absence of an unrevoked notice,

                (ii) the beneficiary (or beneficiaries in such proportions as) the Director may have designated by will or, if no beneficiary is designated,

                (iii)  the legal representative of the Director's estate.

       In the event a Director becomes disabled, the payment commencement date and/or payment schedule with respect to a balance in a Director's Account may be accelerated by the Board (or its designee) in its sole discretion.

       (d) The provisions of the Plan shall apply to and be binding upon the beneficiaries, distributees and personal representatives and any other successors in interest of the Director.

       (e) Distribution of the cash in the Account shall be made in cash. Distribution of stock equivalents in the Account shall be made in whole shares of the Company's Common Stock; fractional shares shall be paid in cash in an amount equal to the number of fractional shares multiplied by the Average Closing Price of the Common stock for the twenty (20) trading days ending on the day preceding the date of distribution.

       (f) The Company shall deduct from all distributions hereunder any taxes required to be withheld by the Federal or any State or local government.


6.     ACCELERATION OF DISTRIBUTION.

       (a) "Change in Control" means: (i) acquisition by any person (within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 20% or more of the Common Stock then outstanding; or
(ii) the consummation of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Common Stock are converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as they had in Common Stock immediately prior to the merger, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, including, without limitation, any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all, of the assets of the Company.

       (b) Notwithstanding any other provisions of the Plan, if a Change in Control occurs and at any time after or in connection with the occurrence of such Change in Control either of the following events occurs:

                (i) the Directors ceases to hold office as a member of the Board;

                (ii)   the Plan is terminated; or

                (iii)  The Company's capital structure is change materially;

then the balance in the Account shall be payable in a lump sum to the Director as soon as practicable after January 1 of the following calendar year unless such Director completes a new election form prior to the end of the current calendar year, determining the method and timing of election, provided, that, no such election shall cause a distribution to occur earlier than the calendar year following such election. If payment is payable in a lump sum, such payment shall be made by the Company as promptly as practicable, but not more than thirty (30) days following the date on which the right to such payment arose.

       (c) Distribution shall be in accordance with Sections 5(b), 5(c) and 5(e), above, except that distribution of stock equivalents in the Account shall be made in cash in an amount equal to the number of stock equivalents to be distributed multiplied by the greater of (i) the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the date on which the right to such distribution arose; (ii) the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the date of the Change in Control; or (iii) the highest price per share of Common Stock in the transaction or series of transactions constituting the Change in Control.

       (d) The Company shall promptly reimburse the Director for all legal fees and expenses reasonably incurred in successfully seeking to obtain or enforce any right or benefit provided under this Section 6.

       (e) This Section 6 may not be amended or modified after the occurrence of a Change in Control.


7.     MISCELLANEOUS

       (a) Except as provided in 6(b) above, the election to defer Deferrable Compensation, including, but not limited to, the allocation of the amount deferred between the cash allotment or the stock allotment portion of the Account, or a combination thereof, shall be irrevocable as to amounts earned following the time when the election is made and shall remain irrevocable until a new election form reflecting a change or revocation with respect to amounts earned in a subsequent time period is delivered to the Company not later than ten (10) days preceding the first day of the calendar month to which such change or revocation is applicable.

       (b) Neither the Director nor any other person shall have any interest in any fund or in any specific asset of the Company by reason of amounts credited to the Account of a Director hereunder, nor the right to exercise any of the rights or privileges of a shareholder with respect to any stock equivalents credited to the Account, nor the right to receive any distribution under the Plan except as and to the extent expressly provided for in the Plan. Distributions hereunder shall be made from the general funds of the Company, and the rights of the Director shall be those of an unsecured general creditor of the Company.

       (c) The interest of the Director under the Plan shall not be assignable by the Director or the Director's beneficiary or legal representative, either by voluntary assignment or by operation of law, and any assignment of such interest, whether voluntary or by operation of law, shall be ineffective to transfer the Director's interest; provided, however, that (i) the Director may designate a beneficiary to receive any benefit payable under the Plan upon death, and (ii) the legal representative of the Director's estate may assign the Director's interest under the Plan to the persons entitled to any benefit payable under the Plan upon the Director's death.

       (d) Except as provided in Section 6 hereof, the Company may amend, modify, terminate or discontinue the Plan at any time; provided, however, that no such action shall reduce the amounts credited to the Account of the Director immediately prior to such action, nor change the time, method or manner of distribution of such amount, including, without limitation, distribution in accordance with Section 6 hereof.

       (e) Nothing contained herein shall impose any obligation on the Company to continue the tenure of the Director beyond the term for which such Director may have been elected or shall prevent the removal of such Director.

       (f) This Plan shall be interpreted by and all questions arising in connection therewith shall be determined by a majority of the Board, whose interpretation or determination, where made in good faith, shall be conclusive and binding.

       (g) If any amounts deferred pursuant to the Plan are found in a "determination" (within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended) to have been includible in gross income by a Director prior to payment of such amounts from his Director's Account, such amounts shall be immediately paid to such director, notwithstanding his elections pursuant to Section 2 hereof.

                                                                       EXHIBIT C


                                REVOCABLE PROXY

                        ALABAMA NATIONAL BANCORPORATION
                            1927 FIRST AVENUE NORTH
                           BIRMINGHAM, ALABAMA 35203

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALABAMA NATIONAL BANCORPORATION ("ANB") FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 6, 1996, AND AT ANY POSTPONEMENT OF ADJOURNMENTS THEREOF (THE "ANNUAL MEETING").

   The undersigned, being a Stockholder of ANB, hereby appoints G. Ruffner Page, Jr. and William V. Muse, Ph.D., and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or any of them, to represent the undersigned at the Annual Meeting and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, on the following matters in accordance with the following instructions:

1. To consider and vote upon proposed amendments to the Certificate of Incorporation of ANB that will eliminate the classification of the Board of Directors so that all directors will serve until the next annual meeting of the stockholders and that will eliminate the requirement for a super majority vote to remove a director and approve certain amendments to ANB's Certificate of Incorporation and Bylaws; and

             / / FOR             / / AGAINST             / / ABSTAIN

2. If the proposed Amendment to the Certificate of Incorporation is approved by the stockholders, to elect 13 directors to serve on the ANB Board of Directors until the next annual meeting and their successors are duly elected and qualified, if not so approved, then to elect two (2) directors of ANB to serve for one (1) year terms, two (2) directors of ANB to serve for two (2) year terms, and five (5) directors of ANB to serve for three (3) year terms, or in each case until their successors are duly elected and qualified; and

      / / FOR ALL NOMINEES (OTHER THAN AS STRUCK BELOW)   / / WITHHOLD AUTHORITY
   TO VOTE FOR ALL NOMINEES LISTED

   NOTE: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

   James R. Andrews, M.D.; T. Morris Hackney; John H. Holcomb, III; John D. Johns; C. Phillip McWane; Drayton Nebers, Jr.; Victor E. Nichol, Jr.; G. Ruffner Page, Jr.; W. Stencil Starnes; William V. Muse, Ph.D.; Frank W. Whitehead, CPA; James Mailon Kent, Jr.; and Ronald W. Orso, M.D.

3. To consider and act upon a proposal to approve the adoption of the Alabama National BanCorporation Stock Performance Plan ("Stock Performance Plan"); and

             / / FOR             / / AGAINST             / / ABSTAIN

4. To consider and act upon a proposal to approve the adoption of the Alabama National BanCorporation Deferred Compensation Plan For Directors Who Are Not Employees Of The Company ("Deferred Compensation Plan"); and

             / / FOR             / / AGAINST             / / ABSTAIN

5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

            THIS INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE.

              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

   The undersigned acknowledges that the Annual Meeting may be postponed or adjourned to a date subsequent to the date set forth above, and intends that this Proxy shall be effective at the Annual Meeting after such postponement(s) or adjournment(s). This Proxy is revocable, and the undersigned may revoke it at any time by delivery of written notice of such revocation to ANB, or its agent, AmSouth Bank, prior to the date of the Annual Meeting, or by attendance at the Annual Meeting.

This Proxy when properly executed will be voted in the manner directed by the undersigned. If no direction is made, this Proxy will be voted FOR the Amendment to the Certificate of Incorporation, FOR all director nominees, FOR the Stock Performance Plan and FOR the Deferred Compensation Plan.

                                                  PLEASE SIGN EXACTLY AS NAME
                                                  APPEARS BELOW

                                                  Dated:                 , 1996
                                                        -----------------

                                                  -----------------------------
                                                  Signature


                                                  -----------------------------
                                                  Signature

                                                  NOTE: Please sign exactly as
                                                  name appears above. When
                                                  signing as attorney, executor,
                                                  administrator, trustee or
                                                  guardian, please give full
                                                  title as such. If a
                                                  corporation, please sign in
                                                  full corporation name by
                                                  president or other authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by authorized person.

   PLEASE MARK, DATE AND SIGN THIS PROXY BELOW AND RETURN PROMPTLY USING THE
                               ENCLOSED ENVELOPE.